UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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UNIVERSAL CORPORATION

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING OF SHAREHOLDERS
June 25, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Universal Corporation, which is to be held in our headquarters building located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, on Tuesday, August 4, 2015, commencing at 2:00 p.m., Eastern Time. At the Annual Meeting, you will be asked to (i) elect as directors the three nominees to the Board of Directors named in the accompanying Proxy Statement to serve three-year terms; (ii) cast an advisory vote to approve named executive officer compensation; and (iii) ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2016.

Please note that brokers may not vote your shares on the election of directors and most other proposals in the absence of your specific instructions as to how to vote. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Registered shareholders may vote by signing, dating, and returning the enclosed proxy card or voting instruction, or they may vote over the Internet or by telephone. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the enclosed proxy card or voting instruction. Beneficial owners of shares of our Common Stock held in street name through a bank or brokerage account should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible.

Sincerely,

GEORGE C. FREEMAN, III
Chairman, President, and
Chief Executive Officer

Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Universal Corporation will be held in our headquarters building located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, on Tuesday, August 4, 2015, at 2:00 p.m., Eastern Time, for the following purposes:

(1)	to elect as directors the three nominees to the Board of Directors named in the accompanying Proxy Statement to serve three-year terms;

(2)	to approve a non-binding advisory resolution approving the compensation of our named executive officers;

(3)	to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2016; and

(4)	to act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of record of shares of our Common Stock at the close of business on June 12, 2015, shall be entitled to vote at the Annual Meeting.

Please note that brokers may not vote your shares on the election of directors or the advisory vote on executive compensation in the absence of your specific instructions as to how to vote. Whether or not you expect to attend the Annual Meeting in person, it is important that you vote and we urge you to vote on-line, by phone or complete, sign, date, and return the enclosed proxy in the envelope provided.

By Order of the Board of Directors,

PRESTON D. WIGNER
Secretary
June 25, 2015

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
OF UNIVERSAL CORPORATION

TO BE HELD AUGUST 4, 2015
APPROXIMATE DATE OF MAILING - JUNE 25, 2015

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the 2015 Annual Meeting of Shareholders of Universal Corporation, which we refer to as the Annual Meeting, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has designated our headquarters building located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, as the place of the Annual Meeting. The Annual Meeting will be called to order at 2:00 p.m., Eastern Time, on Tuesday, August 4, 2015.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Universal,” “we,” “us,” “our,” or “the Company” means Universal Corporation.

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which we refer to as the fiscal year 2015 Annual Report, is being mailed concurrently with this Proxy Statement to our shareholders. Unless otherwise specifically stated, our fiscal year 2015 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why are you sending me this document?

A:
The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card or voting instruction to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and if it contains any specific instructions, it will be voted in accordance with those instructions.

Q:	Who is eligible to vote?

A:
You may vote if you owned shares of Universal Corporation common stock, which we refer to as Common Stock, on June 12, 2015, the record date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the Annual Meeting. We had outstanding as of the record date 22,668,025 shares of Common Stock, each of which is entitled to one vote per share. Only shareholders of record of Common Stock at the close of business on June 12, 2015, will be entitled to vote.

We issued shares of Series B 6.75% Convertible Perpetual Preferred Stock in 2006, which we refer to as Preferred Stock. Shares of Preferred Stock have voting rights under certain circumstances. We believe that none of those circumstances exist with respect to the Annual Meeting, so shares of Preferred Stock have no voting rights with respect to matters presented in this Proxy Statement.

Q:	What is a proxy?

A:
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Messrs. Preston D. Wigner and David C. Moore have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Secretary prior to the Annual Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:
A voting instruction is the instruction form you receive from your bank, broker, or other nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker, or other nominee, as record holder, to vote your shares of Common Stock.

Q:	What am I voting on at the Annual Meeting?

A:	You will be voting on the following matters:

•	The election of the three nominees to the Board of Directors set forth in this Proxy Statement to serve three-year terms,

•	The approval of a non-binding advisory resolution approving the compensation of our named executive officers,

•	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2016, and

•	Any other business properly raised at the Annual Meeting or any adjournments or postponements thereof.

We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.

Q:	What constitutes a quorum and how many votes must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be conducted, a majority of the shares entitled to vote (i.e., a majority of the outstanding shares of Common Stock as of the record date) must be present in person or represented by proxy at the Annual Meeting for the transaction of business at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes, and shares held of record by a bank, broker, or other nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present. Broker shares that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the Annual Meeting, it is expected that the Annual Meeting will be adjourned or postponed to solicit additional proxies. It is very important, therefore, that you vote your shares.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.

Q:	What vote is needed to approve the non-binding advisory resolution approving the compensation of our named executive officers?

A:
The approval of the non-binding advisory proposal regarding the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal. The Board of Directors and the Compensation and Governance Committee value the opinions of our shareholders. To the extent that there is any significant vote against executive compensation, the Board of Directors and the Compensation and Governance Committee will consider shareholder concerns and evaluate whether any actions are necessary to address those concerns.

Q:	What vote is needed to ratify the appointment of Ernst & Young LLP?

A:	The ratification of the appointment of Ernst & Young LLP requires that the number of votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.

Q:	What are the voting recommendations of the Board of Directors?

A:
The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for director named in this Proxy Statement; “FOR” the approval of the non-binding resolution regarding named executive officer compensation; and “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2016.

Q:	How do I vote?

A:
Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker, or other nominee) may vote in person at the Annual Meeting or by proxy. Registered shareholders have the following ways to vote by proxy:

•	by mail - complete, sign, date, and return the enclosed proxy card or voting instruction, or

•	over the Internet or by telephone - follow the instructions provided on the enclosed proxy card or voting instruction.

Registered shareholders are urged to deliver proxies and voting instructions by using the Internet, by calling the toll-free telephone number, or by completing and mailing the enclosed proxy card or voting instruction. The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their proxies or voting instructions, and to confirm that such instructions have been recorded properly. Instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. Registered shareholders may also send their proxies or voting instructions by completing, signing, and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope.

Shareholders who hold Common Stock through a bank, broker, or other nominee (street name shareholders) who wish to vote at the Annual Meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker, or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction, or otherwise complete, date, and sign the voting instruction and return it promptly in the enclosed pre-paid envelope.

The deadline for voting electronically over the Internet or by telephone is 11:59 a.m., Eastern Time, on August 3, 2015.

Q:	Can I attend the Annual Meeting?

A:
The Annual Meeting is open to all holders of our Common Stock as of the close of business on the record date, June 12, 2015. You may vote by attending the Annual Meeting and voting in person. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices, and other electronic devices at the Annual Meeting.

Q:	What do I need in order to attend the Annual Meeting in person?

A:
Any shareholder of record may attend the Annual Meeting; however, street name holders must have a legal proxy from their bank or broker and bring that proxy to the Annual Meeting to confirm you are the beneficial owner, and they must bring evidence of stock holdings, such as a recent brokerage account statement. Upon arrival at the Annual Meeting, you will also be required to present government-issued photo identification, such as a driver's license or passport.

Q:	Can I withhold my vote?

A:	You may withhold your vote with respect to the election of directors.

Q:	Can I change or revoke my proxy?

A:	Any shareholder who gives a proxy may change or revoke his or her proxy at any time before it is voted at the Annual Meeting. A shareholder may change or revoke his or her proxy by:

•	giving written notice of revocation to our Secretary, whose address is on page 6 of this Proxy Statement,

•	executing a proxy dated as of a later date, or

•	voting in person at the Annual Meeting.

If you voted over the Internet or by telephone, you can also revoke your vote by any of these methods or you can change your vote by voting again over the Internet or by telephone. If you decide to vote by completing, signing, dating, and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy over the Internet or by telephone. Your attendance at the Annual Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker, or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker, or other nominee, or contact your bank, broker, or other nominee in order to change or revoke your previously given proxy.

Q:	How will my shares be voted if I sign, date, and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

A:
Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all of the nominees for director named in this Proxy Statement; “FOR” the approval of the non-binding resolution regarding named executive officer compensation; “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2016; and according to the discretion of the proxy holders on any other business proposal properly raised at the Annual Meeting.

As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders' discretion. The Board of Directors does not presently know of any other such business.

Q:	Will my shares be voted if I do not provide my proxy?

A:
It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with our transfer agent, your unvoted shares will not be represented at the Annual Meeting. They also will not count toward the quorum requirement, which is explained under “What constitutes a quorum and how many votes must be present to hold the Annual Meeting?” on page 2 of this Proxy Statement, unless you attend the Annual Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in street name, which means that your shares are registered with our transfer agent in the name of your bank, broker or other nominee, then your bank, broker, or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker, or other nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Annual Meeting. Brokers have the discretionary authority under the rules of the New York Stock Exchange, which we also refer to as the NYSE, to vote shares for which their clients do not provide voting instructions on certain “routine” matters.

The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. Where brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Under circumstances where a broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to us of such inability to vote, broker non-votes will not be counted as voting in favor of or against the particular matter. Please note that your bank, broker or other nominee may not vote your shares with respect to (i) the election of the three nominees for director or (ii) the non-binding proposal regarding the approval of the compensation of our named executive officers in the absence of your specific instructions as to how to vote with respect to these matters. Under the rules of the NYSE, these matters are not considered “routine” matters. Based on NYSE rules, we believe that the ratification of the appointment of Ernst & Young LLP is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Please return your proxy card so your vote can be counted.

Q:	How are abstentions and broker non-votes counted?

A:
With respect to the election of directors, abstentions, withheld votes and broker non-votes will not be included in the vote total for the proposal to elect the nominees named in this Proxy Statement for director and will not affect the outcome of the vote for that proposal.

With respect to the advisory vote on executive compensation, abstentions and broker non-votes will have no effect on the proposal and will not count either in favor of, or against, the non-binding proposal.

With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2016, abstentions and broker non-votes will have no effect on the proposal and will not count either in favor of, or against, the proposal.

Q:	Where can I find the results of the Annual Meeting?

A:	We expect to announce the preliminary voting results at the Annual Meeting and disclose the final results in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

Q:	Who pays for the solicitation of proxies?

A:
We will pay all of the costs associated with this proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, facsimile, or other means of electronic transmission by our directors, officers, and employees. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock. It is contemplated that additional solicitation of proxies will be made by D.F. King & Co., Inc., 48 Water Street, New York, New York 10006, at an anticipated cost to us of approximately $6,500, plus reimbursement of out-of-pocket expenses for such items as mailing, copying, phone calls, faxes, and other related matters. In addition, we will indemnify D.F. King against any losses arising out of D.F. King's proxy soliciting services on our behalf.

Q:	Could other matters be decided in the Annual Meeting?

A:
The Board of Directors does not know of any other business that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy card to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find Universal Corporation's corporate governance materials?

A:
Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, Code of Conduct, and the charters of the Audit Committee, the Executive Compensation, Nominating and Corporate Governance Committee, which we refer to as the Compensation and Governance Committee, and all other standing committees, are available under the “Corporate Governance” section of our Internet website at http://investor.universalcorp.com/governance.cfm, and are available in print to any shareholder upon request by contacting us at the following address or phone number:

Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260
Attention: Investor Relations
Telephone: (804) 359-9311

Q:	How do I communicate with the Board of Directors?

A:
Shareholders and other interested parties may at any time direct communications to the Board of Directors as a whole, to the director who presides at the executive sessions of the non-employee directors, or to any individual member of the Board of Directors, through our Internet website or by contacting our Secretary. The “Corporate Governance - Contact the Board” section of our Internet website at http://investor.universalcorp.com/contactBoard.cfm contains an e-mail link established for receipt of communications with directors, and communications can also be delivered by mail by sending requests to our Secretary at the following address:

Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260
Attention: Secretary
Telephone: (804) 359-9311

Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board of Directors will receive a written acknowledgment from or on behalf of our Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to shareholder interests, our Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by our non-employee directors.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 4, 2015.
Our Proxy Statement and fiscal year 2015 Annual Report are both available free of charge under the “Investor - Financial Information” section of our Internet website at http://investor.universalcorp.com/financials.cfm.

Our 2015 Annual Report to Shareholders, which includes a copy of our fiscal year 2015 Annual Report (excluding exhibits) as filed with the Securities and Exchange Commission, is being mailed to shareholders with this Proxy Statement.

We will provide additional copies of our fiscal year 2015 Annual Report, including the financial statements and financial statement schedules, without charge to any person to whom this Proxy Statement has been delivered if they so request. Requests should be directed to Investor Relations at the address or phone number provided on page 5 of this Proxy Statement.

We make available free of charge through our Internet website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which is referred to herein as the Exchange Act, as well as reports on Forms 3, 4 and 5 filed by our directors and executive officers pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

PROPOSAL ONE
ELECTION OF DIRECTORS
In accordance with our Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes. The term of office of one of the three classes of directors expires each year, and each class is elected for a three-year term.

Six members of our board of directors have previously been elected to terms expiring in 2016 or 2017, as indicated below. The Compensation and Governance Committee has recommended to our Board of Directors, and our Board of Directors has approved, the three remaining directors set forth below to be elected for three-year terms at the Annual Meeting.

The following pages set forth certain information for each nominee and each incumbent director as of March 31, 2015, except as otherwise noted. All of the nominees and incumbent directors listed below are directors previously elected by the shareholders. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. With a plurality vote, the nominees that receive the highest vote totals for the director positions up for election will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. If, at the time of the Annual Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable. In lieu of designating a substitute nominee, however, the Board of Directors may adopt a resolution pursuant to our Articles of Incorporation to reduce the number of directors.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years, positions with the Company of each nominee and director, the year in which he first became a director of the Company and his term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this Proxy Statement, in light of the Company's business and structure.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL ONE.

Nominees for Election Whose Terms Expire in 2015 (Class III Directors)

JOHN B. ADAMS, JR., 70, is President, Chief Executive Officer and a director of Bowman Companies, a private land development company, positions he has held for more than five years. He has also been a director of Fauquier Bankshares, Inc., a community bank, since 2003 and in January 2010 became Chairman of its Board of Directors. He is a member of the Audit, Finance and Pension Investment Committees and has been a director since 2003.

Having been a director of Fauquier Bankshares, Inc. since 2003, Mr. Adams brings extensive financial and banking experience to the Board of Directors. In addition, his experience as President, Chief Executive Officer and a director of Bowman Companies and his other leadership roles provides the Board of Directors with valuable leadership, business and operational experience.

DIANA F. CANTOR, 57, is a Partner of Alternative Investment Management, LLC, an independent privately-held investment management firm, a position she has held since January 2010. Prior to that, she was the co-founder and Managing Director of Hudson James Group LLC, a strategic advisory firm, a position she has held from February 2012 to December 2014. Mrs. Cantor served as a Managing Director with New York Private Bank and Trust from January 2008 through December 2009, and from 1996 to 2007 she served as a Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia. Mrs. Cantor serves on the Board of Directors of Domino's Pizza, Inc., a U.S. based global pizza delivery company (she is Chair of its Audit Committee and a member of its Nominating and Corporate Governance Committee), and Media General, Inc., a provider of news, information and entertainment (she is Chairman of its Audit Committee and a member of its Nominating and Governance Committee). She is also Chairman of the Virginia Retirement System. Mrs. Cantor previously served as a director and member of the Audit Committee of Revlon, Inc., a global cosmetics company, from 2013 to 2015, and as a director of The Edelman Financial Group, Inc., a provider of investment advice, from 2011 to 2012. Mrs. Cantor is Chairman of the Finance Committee and a member of the Pension Investment Committee and has been a director since 2012.

Mrs. Cantor possesses extensive legal, investment and financial skills and significant public company directorship and committee experience, all of which add important, multi-disciplinary financial perspective to our Board of Directors. Her service on the boards of multinational corporations offers the Board of Directors a valuable perspective on governance best practices and executive leadership, and strengthens the financial and strategic expertise of the Board of Directors.
ROBERT C. SLEDD, 62, is Managing Partner of Pinnacle Ventures, LLC, a venture capital firm, and Sledd Properties, LLC, an investment company. Mr. Sledd served as the Senior Economic Advisor to the former Governor of Virginia from January 2010 until January 2014, and served as Chairman of Performance Food Group Co. (“PFG”), a foodservice distribution company, from 1995 until June 2008. He served as Chief Executive Officer of PFG from 1987 to 2001 and from 2004 to 2006. He also serves on the Board of Directors of Owens & Minor, Inc., a distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company. He is Chair of its Compensation and Benefits Committee and serves on its Executive Committee and Governance and Nominating Committee. He is also a Director of Pool Corporation, a wholesale distributor of swimming pool supplies, equipment, and related leisure products. He serves on its Audit Committee and Compensation Committee. He is Chairman of the Pension Investment Committee, a member of the Audit and Finance Committees and has been a director since 2009.

Through Mr. Sledd's prior experience serving as a former chief executive of a foodservice distribution company, he has gained extensive knowledge and understanding of the challenges faced by public companies. In addition, his experience in founding, expanding and taking public PFG provides the Board of Directors with a breadth of perspectives and ideas on matters of management, corporate governance and strategic growth. Having served on the board of directors of other publicly traded companies, he has gained further experience related to corporate governance matters in addition to experience in risk oversight and executive compensation.

Incumbent Directors Whose Terms Expire in 2016 (Class I Directors)

CHESTER A. CROCKER, 73, is a professor of strategic studies at Georgetown University's Walsh School of Foreign Service, a private research university. He has held this position for more than five years. He serves as Chairman of the Board of Directors for G3 Good Governance Holdings Ltd., a business consulting company, and as a director of the Global Leadership Foundation, a not-for-profit foundation. Dr. Crocker was a director of Bell Pottinger Communications USA, LLC, a communications and public affairs consulting company, from 2007 to 2012, a director of ASA Limited from 1996 to 2008, and a member of the Board of Directors of the United States Institute of Peace from 1991 to 2011. He is a member of the Finance Committee and the Pension Investment Committee, and has been a director since 2004.

Through Dr. Crocker's service on the boards of directors within several privately-held companies, the Federal government and the not-for-profit sector, he has developed business, leadership and administrative experience, which is valuable to the Board of Directors. Dr. Crocker's extensive African experience and expertise, his service as international political risk adviser to corporations and his familiarity with non-U.S. origins of relevance to the Company provide the Board of Directors with a valuable perspective during discussions relating to international issues. In addition, through his prior service on the board of directors of another publicly-traded company, he has developed experience in risk oversight, executive compensation and corporate governance that is valuable to the Board of Directors.

CHARLES H. FOSTER, JR., 72, retired as Chairman of LandAmerica Financial Group, Inc. (“LandAmerica”), a title insurance company in December 2006, which filed for Chapter 11 bankruptcy protection in November 2008. He had served as Chairman and Chief Executive Officer at LandAmerica from October 1991 through December 2005. He is the Lead Independent Director, Chairman of the Compensation and Governance Committee, a member of the Executive Committee, and has been a director since 1995.

Mr. Foster is an experienced leader, having previously served as Chairman of the Board of Directors and Chief Executive Officer of LandAmerica, and as a member of the board of directors of other publicly-traded companies. With the tenure of this past executive and board position, he has experience in risk oversight, executive compensation and corporate governance that is valuable to the Board of Directors. He also gained extensive experience complying with the various regulatory and governance requirements to which LandAmerica was subject, both within its industry and as a publicly-traded company.

THOMAS H. JOHNSON, 65, has been Managing Partner of THJ Investments, L.P., a private investment firm, from November 2005 to the present. Since 2008, he has also served as Chief Executive Officer of Taffrail Group, LLC, a business consulting firm. Mr. Johnson retired as Chairman and Chief Executive Officer of Chesapeake Corporation (“Chesapeake”), a specialty packaging company, in November 2005, after which he served as Vice Chairman until April 2006. From 2004 until his retirement, Mr. Johnson was Chairman and Chief Executive Officer of Chesapeake and, from 2000 to 2004, he was Chairman, President, and Chief Executive Officer of Chesapeake. Mr. Johnson is a director of Coca Cola Enterprises, Inc., a marketer, producer and distributor of Coca-Cola products (he is Chairman of its Human-Resources and Compensation Committee and is a member of its Franchise Relationship Committee and Governance and Nominating Committee), and Tumi Holdings, Inc., a global distribution company offering travel and business products in multiple categories (he is Chairman of its Audit Committee and a member of its Compensation Committee). He was a director of Superior Essex, Inc., a manufacturer of wire and cable products, from December 7, 2005 to August 7, 2008, and Gen On Corporation, a producer of electricity, and the predecessor company, Mirant Corporation, from January 2006 until its merger with NRG Energy, Inc. in December 2012. He is a member of the Executive Committee and the Compensation and Governance Committee, and has been a director since 2001.

Mr. Johnson's more than 15 years of experience as a chief executive of several large corporations and extensive service on the boards of multinational corporations provides the Board of Directors a valuable perspective on governance best practices and executive leadership. Through these executive management experiences, Mr. Johnson brings investment, manufacturing and distribution expertise to bear on his service as a member of the Board of Directors, and also has extensive international management experience in Europe and Asia. Mr. Johnson's service on the board of directors of other public companies, including such companies' audit, nominating and governance, and compensation and governance committees, provides our Board of Directors with financial, operational and strategic expertise.

Incumbent Directors Whose Terms Expire in 2017 (Class II Directors)

GEORGE C. FREEMAN, III, 52, has been our Chief Executive Officer since April 1, 2008, and our President since December 12, 2006. Mr. G. Freeman served as General Counsel and Secretary from February 1, 2001 until November 2005, and was elected Vice President in November 2005. He has been a director since November 7, 2007 and Chairman of the Board of Directors since August 5, 2008. He is Chairman of the Executive Committee and a member of the Finance Committee. Mr. G. Freeman also serves as a director of Tredegar Corporation, a manufacturer of plastic films and aluminum extrusions, since May 24, 2011. He is Chairman of its Strategic Finance Committee and he serves on its Audit Committee and Nominating and Governance Committee.

As Chairman of the Board, Mr. G. Freeman provides the Board of Directors with strong leadership and a considerable amount of experience. In addition, as our President and Chief Executive Officer, Mr. G. Freeman is able to communicate to and inform the Board about our day-to-day operations, customer issues, management issues and industry developments. The Board believes that Mr. G. Freeman's extensive knowledge of the industry, his financial expertise and his forward-looking thinking brings an invaluable perspective on our current operations and our ongoing relationships with customers and suppliers. Through Mr. G. Freeman's years of service with us and on the Board of Directors, he has developed extensive knowledge in the areas of leadership, risk oversight, management and corporate governance, each of which provides great value to the Board of Directors.

LENNART R. FREEMAN, 63, retired as Executive Vice President of Swedish Match AB (“Swedish Match”), a global tobacco products manufacturer, in February 2011. Mr. L. Freeman worked with Swedish Match for over 30 years, serving as Executive Vice President for the six years prior to his retirement. While at Swedish Match, he successfully completed significant corporate restructurings and served in numerous executive positions within the company. He currently serves as a director of the Dometic Group AB, a privately-held global provider of comfort products for the recreational vehicle, automotive and marine markets. Mr. L. Freeman is no relation to Mr. G. Freeman. He is a member of the Audit Committee, the Executive Committee and the Compensation and Governance Committee, and has been a director since 2013.
Mr. L. Freeman's extensive experience in the tobacco industry adds depth to the Board of Director's ability to evaluate and develop industry opportunities and strategies. His years with Swedish Match also add a unique customer perspective to the Board of Directors. In addition, Mr. L. Freeman's extensive leadership experience in a multinational company adds significant value to the Board of Directors.

EDDIE N. MOORE, JR., 67, is the Interim President and Chief Executive Officer of Norfolk State University, a private, historically black liberal arts college. Prior to joining Norfolk State University in September 2013, Mr. E. Moore was Interim President and then the Chief Executive Officer and President of St. Paul's College, a private, historically black liberal arts college, from November 2011 to June 2012. Previously, Mr. E. Moore was the President of Virginia State University, a public research university, for more than five years. Upon retirement as President on July 1, 2010, he accepted a position as President Emeritus, a position which he continues to hold. Prior to assuming the position of President in 1993, Mr. E. Moore served as state treasurer for the Commonwealth of Virginia, heading the Department of the Treasury and serving on fifteen state boards and authorities. He is also a director of Owens & Minor, Inc., a distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company. He is a member of its Audit Committee and Governance and Nominating Committee. He is Chairman of the Audit Committee and a member of the Finance and Pension Investment Committees and has been a director since 2000.

Mr. E. Moore's strong background in accounting and finance and his leadership experience gained through managing prominent educational institutions is valuable to the Board of Directors. Mr. E. Moore's experience in the public sector brings valuable perspectives and disciplines to the Board of Directors' deliberations and decision-making processes.

STOCK OWNERSHIP
Principal Shareholders

The following table sets forth as of June 12, 2015, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than 5% of the outstanding shares of such stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
	(#)		(%)
Dimensional Fund Advisors L.P.	1,948,878	(2)	8.6%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
Allianz Global Investors U.S. Holdings LLC	1,936,512	(3)	8.5%
680 Newport Center Drive, Suite 250
Newport Beach, California 92660
NFJ Investment Group LLC	—
2100 Ross Avenue, Suite 700
Dallas, Texas 75201
BlackRock, Inc.	1,914,691	(4)	8.4%
40 East 52nd Street
New York, New York 10022
Vanguard Group, Inc.	1,549,750	(5)	6.8%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
FMR LLC	1,391,691	(6)	6.1%
245 Summer Street
Boston, Massachusetts 02210

(1)	The percentages shown in the table are based on 22,668,025 shares of Common Stock outstanding on June 12, 2015.

(2)
As reported on an amended Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2015. The amended Schedule 13G indicates that Dimensional Fund Advisors L.P., in its capacity as investment adviser to certain commingled group trusts and separate accounts, has the sole voting power over 1,930,805 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 1,948,878 shares of Common Stock and shared dispositive power over no shares of Common Stock that are owned by such companies, trusts, and accounts.

(3)
As reported on an amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2015 by Allianz Global Investors U.S. Holdings LLC (“AGIC”), a parent holding company, and its subsidiary, NFJ Investment Group LLC (“NFJ”), an investment adviser and its affiliate, Alliance Global Investors GmbH ("AGI Gmbh"), a non-U.S. instiution. AGIC had sole voting power over 28,257 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 28,257 shares of Common Stock and shared dispositive power over no shares of Common Stock. NFJ had sole voting power over 1,845,199 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 1,867,799 shares of Common Stock and shared dispositive power over no shares of Common Stock. AGI GmbH had sole voting power over 21,230 shares of Common Stock, shared voiting power over no shares of Common Stock, sole dispositive power over 40,456 shares of Common Stock, and shared dispositive power over no shares of Common Stock.

(4)
A Schedule 13G/A filed with the Securities and Exchange Commission on January 23, 2015 indicates that BlackRock, Inc., acting as a parent holding company, reported that it has sole voting power over 1,865,955 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 1,914,691 shares of Common Stock and shared dispositive power over no shares of Common Stock.

(5)
As reported on an amended Schedule 13G filed with the Securities and Exchange Commission on February 11, 2015. According to this filing, Vanguard Group, Inc. possessed sole voting power over 34,023 shares of Common Stock with no shared voting power and sole dispositive power over 1,517,627 shares of Common Stock with shared dispositive power over 32,123 shares of Common Stock.

(6)
As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2015 by FMR LLC ("FMR"), a parent holding company. FMR had sole voting power over 11,656 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 1,391,691 shares of Common Stock, and shared dispositive power over no shares of Common Stock.

Directors and Executive Officers

The following table sets forth as of June 12, 2015, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each director or nominee, (ii) each executive officer listed in the “Summary Compensation Table”, who we refer to as the “named executive officers”, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares(1),(2)	Percent of Class(3)
	(#)	(%)
John B. Adams, Jr.	16,803	*
W. Keith Brewer	94,821	*
Diana F. Cantor	4,307	*
Chester A. Crocker	14,834	*
Charles H. Foster, Jr.	20,858	*
George C. Freeman, III	243,465	1.1%
Lennart R. Freeman	2,581	*
Airton L. Hentschke	23,922	*
Thomas H. Johnson	14,264	*
David C. Moore	106,029	*
Eddie N. Moore, Jr.	20,467	*
Robert C. Sledd	10,259	*
Preston D. Wigner	58,697	*
All current directors and executive officers as a group (17 persons)	791,892	3.5%

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock.

(1)
The number of shares of Common Stock shown in the table includes shares that certain of our directors and executive officers had the right to acquire through the exercise of SARs within 60 days following June 12, 2015, and are in the following amounts: no shares to Mr. Adams, 24,400 shares to Mr. Brewer, no shares to Mrs. Cantor, no shares to Mr. Crocker, no shares to Mr. Foster, 31,800 shares to Mr. G. Freeman, no shares to Mr. L. Freeman, no shares to Mr. Hentschke, no shares to Mr. Johnson, 15,000 shares to Mr. D. Moore, no shares to Mr. E. Moore, no shares to Mr. Sledd, 15,800 shares to Mr. Wigner and 30,934 shares to other current executive officers not individually listed in the table.

(2)	No executive officers or directors have pledged shares of Common Stock as security.

(3)	The percentages shown in the table are based on 22,668,025 shares of Common Stock outstanding on June 12, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of such reports furnished to us and written representations of our directors and executive officers, we believe that, during fiscal year 2015, all directors and executive officers filed with the SEC on a timely basis all reports required to be filed for one transaction under Section 16(a), except as follows: due to a communication error by his brokerage firm, Mr. Adams filed one Form 4 report for one transaction one business day late.

CORPORATE GOVERNANCE AND COMMITTEES
General

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are kept informed of our business through discussions with the Chairman, President, and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices we follow are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines that set forth the practices of the Board of Directors with respect to the qualification and selection of directors, director orientation and continuing education, director responsibilities, Board of Directors composition and performance, director access to management and independent advisors, director compensation, management evaluation and succession, evaluation of the Board of Directors' performance and various other issues. The Corporate Governance Guidelines are available to shareholders and the public free of charge under the “Corporate Governance” section of our Internet website at http://investor.universalcorp.com/governance.cfm. A printed copy is available to any shareholder free of charge upon written request directed to Investor Relations at the address provided on page 5 of this Proxy Statement.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct applicable to our directors, officers and employees and the directors, officers and employees of each of our subsidiaries and controlled affiliates. The Code of Conduct satisfies the NYSE requirements for a “Code of Business Conduct and Ethics” and the Securities and Exchange Commission definition of a “Code of Ethics for Senior Financial Officers.” The Code of Conduct addresses such topics as protection and proper use of company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Conduct is available to shareholders and the public free of charge on our Internet website at http://www.universalcorp.com/Compliance/. A printed copy is available to any shareholder free of charge upon written request directed to Investor Relations at the address provided on page 5 of this Proxy Statement.

Director Independence

The Board of Directors, in its business judgment, has determined that each member of the Board of Directors, except Mr. G. Freeman, our Chairman, President, and Chief Executive Officer, is independent as defined by the NYSE listing standards and our Corporate Governance Guidelines. In reaching this conclusion and as set forth in the independence standards of our Corporate Governance Guidelines, the Board of Directors evaluated each director or nominee for director in light of the specified independence tests set forth in the NYSE listing standards. In addition, the Board of Directors considered whether we and our subsidiaries conduct business and have other relationships with organizations of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. There has been no such business or relationships for the past three fiscal years.

Executive Sessions

The independent directors of the Board of Directors meet in executive session at least annually without management or employee directors present. The independent directors designate the Lead Independent Director, who is responsible for presiding over the executive sessions of the independent directors. For fiscal year 2015, the independent directors designated Mr. Foster as the Lead Independent Director. The Lead Independent Director is responsible for advising the Chairman, President, and Chief Executive Officer of the outcome of any decisions reached or suggestions made at these sessions. Executive sessions where non-employee directors meet on an informal basis may be scheduled either before or after each regularly scheduled Board of Directors meeting.

Communications with Directors

Interested parties may at any time direct communications to the Board of Directors as a whole, to the director who presides at the executive sessions of the non-employee directors, or to any individual member of the Board of Directors, through our Internet website or by contacting our Secretary. The “Corporate Governance - Contact the Board” section of our Internet website at http://investor.universalcorp.com/contactboard.cfm contains an e-mail submission form established for receipt of communications with directors. Communications can also be delivered by mail by sending requests to our Secretary at Universal Corporation, P. O. Box 25099, Richmond, Virginia 23260, Attention: Secretary.

Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board of Directors will receive a written acknowledgment from or on behalf of our Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to shareholder interests, our Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by our non-employee directors.

Board and Committee Meeting Attendance

During fiscal year 2015, there were five meetings of the Board of Directors. Each director attended 75% or more of the total number of meetings of the Board of Directors and of the committees on which they served.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with one individual, Mr. G. Freeman, serving as Chairman of the Board, President, and Chief Executive Officer. Mr. G. Freeman was elected by the Board of Directors as President on December 12, 2006, Chief Executive Officer on April 1, 2008 and Chairman of the Board on August 5, 2008. Prior to his election as our President and Chief Executive Officer, Mr. G. Freeman served as our General Counsel and Secretary from February 1, 2001 until November 2005, when he was elected Vice President. The Board of Directors believes that because Mr. G. Freeman has unique and extensive experience and understanding of our business, he is well situated to lead and execute strategy and business plans to maximize shareholder value by having a combined role of Chairman of the Board, President, and Chief Executive Officer.

The Company's Corporate Governance Guidelines permit the individual who serves as Chief Executive Officer to serve as Chairman of the Board of Directors. In order to ensure that independent directors continue to play a leading role in our governance, however, the Board of Directors established the position of a Lead Independent Director in our Corporate Governance Guidelines. Mr. Foster currently serves as our Lead Independent Director. The Lead Independent Director is elected by the independent directors and ensures that (i) the Board of Directors operates independently of management and (ii) directors and shareholders have an independent leadership contact. The Lead Independent Director, who must satisfy our independence standards, is responsible for presiding over the executive sessions of the independent directors and performing such other duties as may be delegated to the position by the Board of Directors. The Lead Independent Director also has the following additional roles and responsibilities:

•	chair Board of Directors meetings when the Chairman of the Board of Directors is not present or when there is a potential conflict of interest;

•	call meetings and set agendas for executive sessions of the independent directors;

•	preside over meetings of the independent Board members and, as appropriate, provide prompt feedback to the Chief Executive Officer and Chairman;

•	serve as a liaison between the independent directors and the Chief Executive Officer and Chairman of the Board of Directors and senior management to report or raise matters;

•	serve as a “sounding board” and mentor to the Chief Executive Officer and Chairman of the Board of Directors; and

•	perform such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board of Directors from time to time.

The Board of Directors also has five standing committees: the Audit Committee, the Compensation and Governance Committee, the Finance Committee, the Pension Investment Committee and the Executive Committee. Each committee has a separate chairperson and each of the Audit and Compensation and Governance Committees are composed solely of independent directors.

Given our current circumstances, relative size and operating strategies, we believe having a combined Chairman of the Board of Directors and Chief Executive Officer, as well as having a Lead Independent Director and independent standing Board committees, is the most appropriate structure for us and our shareholders. We believe this structure demonstrates clear leadership to our employees, shareholders, and other interested parties and eliminates potential for redundancies and confusion. The Lead Independent Director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board of Directors and Chief Executive Officer.

As part of the Board of Directors' annual assessment process, the Board of Directors evaluates our board leadership structure to ensure that it remains appropriate for us. The Board of Directors recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, but believes that the absence of a policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board of Directors with the flexibility to determine the best leadership structure for us.

Board of Directors' Role in Risk Oversight

The Board of Directors is responsible for our risk oversight. Management is responsible for our risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerances. In carrying out its risk oversight function, the Board of Directors has five standing committees: the Audit; Compensation and Governance; Finance; Pension Investment; and Executive Committees. Each committee is responsible for risk oversight within their area of responsibility and regularly report to the Board of Directors. In addition, management holds regular meetings in which they identify, discuss and assess financial risk from current macro-economic, industry, and company-specific perspectives.

The Audit Committee is responsible for discussing with management, the independent registered public accounting firm and the internal auditors our policies and procedures with respect to risk assessment and risk management. As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including (i) proposed Risk Factors and other public disclosures, and (ii) mitigation strategies and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate.

The Finance Committee assists the Board of Directors in control of the Company's financial policies and resources and monitors our financial strategic direction. As part of its responsibilities, the Finance Committee oversees our financial policies, including financial risk management, and reviews and approves significant financial policies and transactions.

In addition to the Audit Committee and Finance Committee, each of the other committees of the Board of Directors considers risks within its area of responsibility. The Compensation and Governance Committee considers succession planning, human resources risks, corporate governance risks and risks that may be a result of our executive compensation programs. In addition, the Pension Investment Committee has oversight of the investments in the Company's ERISA - regulated pension and savings plans. Each of the committees regularly reports to the Board of Directors.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by the Chairman of the Board of Directors and Chief Executive Officer and the Lead Independent Director.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee, the Executive Committee, the Compensation and Governance Committee, the Finance Committee, and the Pension Investment Committee.

Audit Committee

The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent registered public accounting firm and internal auditors, the review of the adequacy of internal accounting controls, and the selection, appointment, compensation, and oversight of our independent registered public accounting firm. The Audit Committee operates under a written charter last amended by the Board of Directors on April 20, 2009. The Audit Committee's charter is available under the “Corporate Governance” section of our Internet website at http://investor.universalcorp.com/governance.cfm.

The members of the Audit Committee are Messrs. E. Moore (Chairman), Adams, L. Freeman, and Sledd. The Board of Directors has determined that each of the Audit Committee members is independent as defined under the applicable independence standards set forth in regulations of the Securities and Exchange Commission and the NYSE listing standards. The Board of Directors has also determined that all of the Audit Committee members are financially literate as defined by the NYSE listing standards. Finally, in accordance with the applicable regulations of the Securities and Exchange Commission, the Board of Directors has further determined that the Audit Committee contains at least one “audit committee financial expert” as defined by such regulations. That person is Mr. E. Moore, the Chairman of the Audit Committee. The fact that the Board of Directors did not identify additional Audit Committee members as “audit committee financial experts” does not in any way imply that other members do not meet that definition.

The Audit Committee met six times during fiscal year 2015. Additional information with respect to the Audit Committee is discussed below in the section entitled “Audit Information” on page 64 of this Proxy Statement.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board of Directors meetings. The members of the Executive Committee are Messrs. G. Freeman (Chairman), Foster, L. Freeman and Johnson. The Executive Committee met two times during fiscal year 2015.

Compensation and Governance Committee

The members of the Compensation and Governance Committee are Messrs. Foster (Chairman), L. Freeman and Johnson. The Compensation and Governance Committee performs the responsibilities of the Board of Directors relating to compensation of our executives. The Compensation and Governance Committee's responsibilities include reviewing and setting or approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and our other executive officers in light of those goals and objectives, and determining and approving compensation levels for the Chief Executive Officer and our other executive officers based on this evaluation; making recommendations to the Board of Directors with respect to annual and long-term incentive compensation plans; evaluating the performance of, and determining the salaries, incentive compensation, and executive benefits for senior management; and administering our equity-based and other executive compensation plans.

The Chairman of the Compensation and Governance Committee works with our Chief Financial Officer to establish the agenda for Compensation and Governance Committee meetings. The Chief Financial Officer and management personnel reporting to him prepare data and materials for review by the Compensation and Governance Committee using market data from both broad-based and targeted national and regional compensation surveys. Competitive industry analysis is enhanced through review of peer company proxy data, professional research consortiums, and nationally recognized compensation databases provided by the Compensation and Governance Committee's external compensation consultant.

The Compensation and Governance Committee periodically meets with the Chief Financial Officer and other members of executive management in order to assess progress toward meeting long-term objectives approved by the Board of Directors. The Compensation and Governance Committee reviews the performance and compensation of the Chief Executive Officer with input from both the full Board of Directors and the Chief Executive Officer's self evaluation. The Compensation and Governance Committee approves the compensation of the other executive officers, based upon the evaluation and recommendation of the Chief Executive Officer. Where it deems appropriate, the Compensation and Governance Committee engages its independent compensation consultant or other appropriate advisors to analyze compensation trends and competitiveness of pay packages and to support the Compensation and Governance Committee's duty to establish each of the executive officers' targeted overall compensation levels.

The Compensation and Governance Committee reports regularly to the Board of Directors on matters relating to the Compensation and Governance Committee's responsibilities. In addition, the Compensation and Governance Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information regarding the compensation-related activities of the Compensation and Governance Committee, see the sections entitled “Compensation Discussion and Analysis” and “Report of the Executive Compensation, Nominating and Corporate Governance Committee” beginning on pages 19 and 38 of this Proxy Statement, respectively.

The Board of Directors has determined that the members of the Compensation and Governance Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (as defined under the applicable NYSE listing standards and our Corporate Governance Guidelines). In addition, no Compensation and Governance Committee member is a current or former employee of ours or any of our subsidiaries. While the Compensation and Governance Committee's charter does not specify qualifications required for members, Messrs. Foster and Johnson have been members of other public company boards of directors and are each former chief executive officers of public companies, while Mr. L. Freeman has extensive experience as a former senior executive officer of a large international tobacco products manufacturer. The Compensation and Governance Committee met three times during fiscal year 2015.

In performing its responsibilities with respect to executive compensation decisions, the Compensation and Governance Committee receives information and support from the Company's Human Resources Department and a nationally-recognized executive compensation consultant. For fiscal year 2015, Towers Watson & Co., whom we refer to as Towers Watson, served as an independent, executive compensation consultant to the Compensation and Governance Committee and received aggregate fees for fiscal year 2015 of approximately $6,178. Management does not engage an outside compensation consultant and did not engage Towers Watson to provide any other services of significance to the Company. For more information with respect to the Compensation and Governance Committee's compensation consultant, see “Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement.

The Compensation and Governance Committee also acts as our nominating committee. The Compensation and Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors, and monitors developments in, and makes recommendations to the Board of Directors concerning, corporate governance practices. The Compensation and Governance Committee operates under a written charter last amended by the Board of Directors on April 9, 2013. The Compensation and Governance Committee's charter is available under the “Corporate Governance” section of our Internet website at http://investor.universalcorp.com/governance.cfm.

The Compensation and Governance Committee employs several methods for identifying and evaluating director nominees. The Compensation and Governance Committee considers candidates for Board of Directors membership suggested by its members and by management, and the Compensation and Governance Committee will also consider candidates suggested informally by our shareholders. The Compensation and Governance Committee periodically assesses whether any vacancies on the Board of Directors are expected due to retirement or otherwise and in the event that vacancies are anticipated, the Compensation and Governance Committee considers possible director candidates. The Compensation and Governance Committee may also retain a third-party executive search firm to identify candidates upon request of the Compensation and Governance Committee from time to time based upon the director membership criteria described in the Corporate Governance Guidelines. Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Compensation and Governance Committee in connection with an Annual Meeting if we receive timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Compensation and Governance Committee. To be timely for the 2016 Annual Meeting, the notice must be received within the time frame set forth in the section entitled “Proposals for 2016 Annual Meeting” on page 67 of this Proxy Statement. To be in proper form, the notice must include each nominee's written consent to be named as a nominee and to serve if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in our Bylaws and Corporate Governance Guidelines.

The Compensation and Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Guidelines. The Compensation and Governance Committee does not differentiate between Board of Directors candidates submitted by Board of Directors members or those submitted by shareholders with respect to evaluating candidates. All Board of Directors candidates are considered based upon various criteria, such as their broad-based business skills and experience, prominence and reputation in their profession, their global business and social perspective, concern for the long-term interests of the shareholders, knowledge of our industry or related industries, diversity, and personal and professional integrity, ethics, and judgment - all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. Because the needs of the Board of Directors change from time to time, the Compensation and Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and has not established specific minimum qualifications that must be met by potential new directors. The Board of Directors, however, believes that as a matter of policy there should be a substantial majority of independent directors on the Board of Directors.

It also is important to the Compensation and Governance Committee that the members of the Board of Directors work together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Compensation and Governance Committee also considers that individual's past contribution and future commitment to us. The Compensation and Governance Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, have at least three independent members that satisfy the NYSE financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

After completing potential director nominees' evaluations, the Compensation and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Compensation and Governance Committee. There is no difference in the manner by which the Compensation and Governance Committee evaluates prospective nominees for director based upon the source from which the individual was first identified.

Mr. Adams, Mrs. Cantor, and Mr. Sledd were each recommended by the Compensation and Governance Committee for nomination for election at the Annual Meeting as directors to serve a three-year term until their respective successors are elected and qualified, or until their earlier resignation or removal. The Compensation and Governance Committee did not receive any Board of Director recommendations from any shareholder in connection with the Annual Meeting.

Finance Committee

The Finance Committee has the responsibility of establishing our financial policies and controlling our financial resources. The members of the Finance Committee are Mrs. Cantor (Chairman), and Messrs. Adams, Crocker, G. Freeman, E. Moore and Sledd. The Finance Committee met twice during fiscal year 2015.

Pension Investment Committee

The Pension Investment Committee retains and monitors the performance of an investment manager and, with the assistance of the investment manager, establishes investment objectives and policies, and monitors the performance of investments of the retirement plans and other qualified employee benefit plans of Universal Leaf Tobacco Company, Incorporated, which we refer to as Universal Leaf. The members of the Pension Investment Committee are Messrs. Sledd (Chairman), Adams, Crocker, E. Moore and Mrs. Cantor. The Pension Investment Committee met four times during fiscal year 2015.

Annual Meeting Attendance

We expect and encourage each member of the Board of Directors to attend our Annual Meetings when it is reasonably practical for the director to do so. All of the directors attended the 2014 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Universal Corporation is the leading global leaf tobacco supplier. The largest portion of the Company's business involves procuring and processing leaf tobacco for manufacturers of consumer tobacco products throughout the world. As such, our business is subject to risks, including changes in general economic, political, market, and weather conditions, government regulation, and fluctuations in foreign exchange rates. Our executive compensation program, therefore, reflects a strong tie of pay to performance in order to link the interests of executive officers to the interests of shareholders and promote the creation of long-term shareholder value.
Company Performance

Given fiscal year 2015's oversupplied market conditions, we performed well this year and our underlying business and customer relationships remain strong. Net income for the fiscal year ended March 31, 2015 was $114.6 million, or $4.06 per diluted share, compared with last year's net income of $149.0 million, or $5.25 per diluted share. The prior year's results included a gain of $81.6 million before tax from the favorable outcome of litigation in Brazil related to previous years' excise tax credits. Segment operating income was $167.2 million, down $8.0 million compared to the prior year.

The following charts show a five-year history of our diluted earnings per share and our segment operating income:

Diluted Earnings per Share
(in dollars)
$5.42
$3.25
$4.66
$5.25
$4.06
2011
2012
2013
2014
2015

Segment Operating Income (1)
(in millions of dollars)
$257.9
$223.5
$232.8
$175.2
$167.2
2011
2012
2013
2014
2015

(1) We evaluate the performance of our segments based on operating income after allocated overhead expenses (excluding significant non-recurring charges or credits), plus equity in the pretax earnings of unconsolidated affiliates.

•
During fiscal year 2015, we generated $226.5 million in net cash flows from our operations, returned nearly $95 million to shareholders through a combination of dividends and repurchases of our Common and Preferred Stock, and continued to strengthen our balance sheet.

•
Over the last three fiscal years, we have strengthened our balance sheet by repaying almost $100 million in debt, generated over $450 million in net cash flow from operations, and returned almost $240 million to shareholders through a combination of dividends and share repurchase.

•
Net debt as a percentage of total capitalization was approximately 13% at March 31, 2015, down from 16% at March 31, 2014. Over the last five fiscal years, we have reduced our net debt as a percentage of total capitalization from 29% to 13%, which remains at a historically low level for the Company.

The following charts show a five-year history of our net cash flow from operations, our funds returned to shareholders, and our net debt as a percentage of total capitalization:

Net Cash Flow from Operations
(in millions of dollars)
$54.2
$199.8
$234.5
($3.5)
$226.5
2011
2012
2013
2014
2015

Funds Returned to Shareholders
(in millions of dollars)
$107.1
$63.6
$69.3
$75.7
$94.9
2011
2012
2013
2014
2015

Net Debt as a Percentage of Total Capitalization
(percentage)

26%
19%
11%
16%
13%
2011
2012
2013
2014
2015

•	During fiscal year 2015, we approved our 44th consecutive annual dividend increase on the Common Stock of the Company. We have increased our common dividend every year since 1971.

•
Based on the closing price of $47.16 for our Common Stock, as quoted on the NYSE on March 31, 2015, the last trading day of fiscal year 2015, our Common Stock increased modestly in value over the last four fiscal years compared to the market closing price of $43.54 at March 31, 2011.

The following charts show a five-year history of our dividends declared per share of Common Stock and the market price of our Common Stock:

Dividends Declared per Share
(in dollars)
$1.90
$1.94
$1.98
$2.02
$2.06
2011
2012
2013
2014
2015

Market Price of Common Stock
(in dollars)
$43.54
$46.60
$56.04
$55.89
$47.16
2011
2012
2013
2014
2015

•
We continued to advance our goal of providing compliant leaf produced in a sustainable and competitive manner for our customers, and we maintained our position as the leading global leaf tobacco supplier.

We believe our compensation philosophy is appropriate and aligned with the interests of our shareholders, as demonstrated by our Common Stock performance. The following performance graph compares the cumulative total shareholder return on our Common Stock for the last three fiscal years with the cumulative total return for the same period of the Standard & Poor's MidCap 400 Stock Index, Standard & Poor's SmallCap 600 Index and the peer group index. The peer group represents Alliance One International, Inc. The graph assumes that $100 was invested in Universal Corporation Common Stock at the end of the Company's 2012 fiscal year, and in each of the comparative indices, in each case with dividends reinvested.

Executive Compensation

The Compensation and Governance Committee, Board of Directors and management of Universal take pride in our performance-based compensation program and remain committed to maintaining the integrity of the program in good times and bad. We believe that the proportion of at-risk, performance-based compensation should increase as an employee's level of responsibility increases. To this end, our executive compensation program primarily consists of moderate base salary and variable at-risk annual cash and equity incentive awards that are benchmarked to the 50th percentile of the market. While the Compensation and Governance Committee utilizes market data and other statistical information on executive compensation, it is not over-reliant on such data. The Committee recognizes its responsibility to avoid the tendency to permit “benchmarking” to be a contributor to escalating executive compensation. This year, we limited base salary increases to 1.60% for our named executive officers. Over the last five years, the base salary of our Chief Executive Officer has increased by an average of only 1.67% per year.

The following charts show the relative components of total compensation for our Chief Executive Officer and our other named executive officers in terms of Base Salary, Short-Term Performance Pay, and Long-Term Performance Pay:

Chief Executive Officer (1)
Base Salary
Short-Term Performance Pay
Long-Term Performance Pay
26%
27%
47%

Other Named Executive Officers (1)
Base Salary
Short-Term Performance Pay
Long-Term Performance Pay
30%
28%
42%

(1)
Base Salary is the actual amount paid in fiscal year 2015, Short-Term Performance Pay is the actual amount earned in fiscal year 2015 based on performance, and Long-Term Performance Pay is the value on the grant date of restricted stock units and Performance Shares Awards granted in fiscal year 2015. See Summary Compensation Table for the amounts of all elements of reportable compensation described in this section.

Our annual cash incentive payments under the Annual Incentive Plan (i.e., our Short-Term Performance Pay) are based upon the Company's achievement against pre-established performance goals for adjusted diluted earnings per share and economic profit. In fiscal year 2015, our reported performance was slightly better than expected and exceeded our performance goals. That performance corresponded to a weighted payout of 101.55% of an executive's individual target cash bonus opportunity amount based on the pre-approved percent-of-target performance tables.

The Compensation and Governance Committee has the challenging task of designing a compensation program that balances the interests of senior management with those of the shareholders. No one form of compensation will perfectly align those interests, but we believe our equity award program plays a significant role in striving to achieve the appropriate balance. Stock ownership, supported by our equity award program (i.e., our Long-Term Performance Pay), is the most effective way to ensure that management is properly motivated to create long-term shareholder value. To that end, we maintain robust stock ownership guidelines applicable to all named executive officers and other equity award participants. As of June 12, 2015, all of our named executive officers, except Mr. Hentschke who is a named executive officer for the first time, are well in excess of their ownership targets and collectively hold beneficial ownership of more than 1.9% of our Common Stock. Our named executive officers, in the aggregate, own almost $24 million of Common Stock equating to approximately 9.2 times their combined base salaries.

We do not use, offer, or provide our executives with many of the types of perquisites that other companies offer their executives, such as:

•	personal use of corporate aircraft;

•	company cars or vehicle allowances;

•	membership dues in social organizations;

•	employment, severance or retention agreements;

•	excise tax gross-ups;

•	other tax reimbursements; or

•	any other tax gross-ups.

We currently maintain only four Change of Control Agreements, each of which contains a “double trigger” as well as non-competition and non-solicitation clauses, but do not contain any obligations to gross-up severance payments. We have a recoupment or “clawback” provision applicable to all performance-based compensation, and we have adopted a policy prohibiting hedging and derivatives trading in our Common Stock.

At the 2014 Annual Meeting of Shareholders, 96% of the votes cast supported our executive compensation policies and procedures for our named executive officers. Given the high level of support from our shareholders, as demonstrated by the results of their vote, we did not make any significant changes in our policies or programs in response to their vote.

Compensation and Governance Committee Activities in Fiscal Year 2015

In fiscal year 2015, the Compensation and Governance Committee reviewed the existing mix, form and calibration of the executive compensation programs and confirmed its commitment to the principles and structure it followed during fiscal year 2014. Some of the significant actions the Compensation and Governance Committee undertook in fiscal year 2015 included:

•
Reaffirming the Compensation and Governance Committee's objective of setting total direct compensation (including base salary, annual cash incentive awards, and long-term equity awards) for our executives at levels competitive with the market median for executives in comparable positions at companies of comparable size, complexity, and operational characteristics;

•	Evaluating the mix of pay to ensure that the appropriate balance among base salary, annual cash incentives, and long-term performance-based award opportunities is maintained;

•	Conducting a review and assessment of potential risks arising from our compensation policies and programs;

•
Evaluating alternative performance metrics and reaffirming the use of adjusted earnings per share as a performance goal in both the annual incentive and long-term performance award program because adjusted earnings per share is an important driver of shareholder value;

•
Reviewing the performance targets and calibration ranges for economic profit and adjusted earnings per share to reflect current and anticipated business conditions and to ensure adequate performance stretch in the annual incentive plan goals;

•
Reaffirming that 5-year restricted stock units and 3-year performance-based stock units, which we refer to as Performance Shares, are appropriate forms of long-term incentive awards. The Performance Shares, if earned over a three-year period, will be paid out in shares of Common Stock;

•
Reviewing the performance target and calibration range for adjusted earnings per share to reflect current and anticipated business conditions and to ensure adequate performance stretch in the goals of the performance based stock units;

•
Reaffirming the stock ownership guidelines for all of our officers and the officers of our main operating subsidiary, Universal Leaf, with a title of Senior Vice President or above, and monitoring our executive officers' compliance with the guidelines;

•	Reaffirming stock ownership guidelines for the non-employee directors;

•
Reaffirming the “clawback” provision in our performance-based awards with respect to ethical misconduct or material restatements of financial results, in part to address the potential recovery or adjustment of awards in instances where the performance measures on which they were based are restated in a manner that would have decreased the amount of the award;

•
Reaffirming a policy prohibiting our executives and directors from hedging or engaging in any derivatives trading in respect to shares of our Common Stock and generally prohibiting pledging of securities. This policy serves to enhance our long-standing policy prohibiting insider trading by executives and directors while in the possession of material information that is not available to the public; and

•	Reaffirming a commitment to provide very limited perquisites to executives.

The Compensation and Governance Committee reports regularly to the Board of Directors on matters relating to the Compensation and Governance Committee's responsibilities. In addition, the Compensation and Governance Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

Guiding Philosophy

The goal of our executive compensation and benefits program is to attract, motivate, reward and retain the management talent required to achieve our business objectives, at compensation levels that are fair, equitable and competitive with those of comparable companies. This goal is furthered by the Compensation and Governance Committee's policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to support our business strategy and align the financial interests of management with those of the shareholders.

In addition to the stated goal of our executive compensation and benefits program, the following objectives serve as guiding principles for all compensation decisions:

•	Compensation should be set based on the responsibilities, skills, experience and achievements of each executive officer, taking into account competitive market rates;

•
Compensation should be linked to individual and corporate performance by aligning our executive compensation program to company-wide performance, which we define in terms of economic performance and increases in shareholder value;

•
There should be an appropriate mix and weighting among base salary, cash incentives and equity awards, such that an adequate amount of each executive officer's total compensation is performance-based or “at risk.” Further, as an executive's responsibilities increase, the portion of “at risk” compensation for the executive should increase as a percentage of total compensation;

•	Compensation should avoid any arrangements that pay for failure;

•
Compensation programs should be designed to provide appropriate performance incentives without encouraging executives to take excessive risks in managing the business and which emphasize our commitment to our core values;

•
Strong emphasis should be placed on equity-based compensation and equity ownership in order to align the financial interests of senior management with those of the shareholders and to ensure the proper focus on long-term business strategies; and

•	Compensation goals and objectives should be transparent and easy to communicate, both internally and externally. Shareholders should be supplied with clear, comprehensive compensation disclosure.

The Compensation and Governance Committee also believes that the various elements of our compensation program effectively achieve the objective of aligning compensation with performance measures that are directly related to our financial goals and creation of shareholder value, without encouraging executives to take unnecessary and excessive risks.

Retaining Experts to Aid in Discharge of Duties

The Compensation and Governance Committee has sole authority to retain experts, consultants and other advisors to aid in the discharge of its duties. The Compensation and Governance Committee meets privately with its independent outside advisor from time to time without management present to discuss developments and best practices in executive compensation matters. All work completed by the outside advisor, whether for the Compensation and Governance Committee or management, is subject to the approval of the Compensation and Governance Committee. The outside advisor's role with the Compensation and Governance Committee is to provide independent advice and counsel. The Compensation and Governance Committee has considered the six independence factors specified under The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and believes that Towers Watson qualifies as being fully independent. The Compensation and Governance Committee does not delegate authority to its outside advisor or to other parties.

For fiscal year 2015, Towers Watson continued to serve as the Compensation and Governance Committee's independent outside advisor. Towers Watson's role as outside advisor is to review the analyses and recommendations prepared by the Compensation and Governance Committee and management, to provide alternative market data and guidance on policy development and administration, and to undertake special projects at the request of the Compensation and Governance Committee. To maintain the independence of the outside advisor, management is not permitted to use Towers Watson without the prior approval of the Compensation and Governance Committee. Towers Watson participated in Compensation and Governance Committee meetings during fiscal year 2015, reviewed materials in advance and provided to the Compensation and Governance Committee additional data on market trends and overall compensation design.

During fiscal year 2015, our independent registered public accounting firm, Ernst & Young LLP, reviewed management's calculation of performance measures and the amount of the annual incentive awards to be paid to our executive officers as part of their audit of our consolidated financial statements.

Peer Group Analysis

The Compensation and Governance Committee utilizes compensation reports prepared by its independent outside advisor to aid in the determination of competitive levels of compensation for each of our executive officers. On an annual basis, the Compensation and Governance Committee determines the total compensation target for each of our executive officers. The Compensation and Governance Committee then sets the mix of the different components of compensation desired to achieve the total compensation target. From time to time, the Compensation and Governance Committee requests that its outside advisor benchmark the component totals to confirm that such amounts are within reason of our peer group. The Compensation and Governance Committee targets the 50th percentile in measuring competitiveness.

During fiscal year 2011, the Compensation and Governance Committee requested that Towers Watson review and, if necessary, update our then-current peer group list. Towers Watson evaluated the peer group list to discover relevant comparator companies not currently within our peer group and potentially to identify companies currently included in our peer group that may no longer be considered comparable. Characteristics considered in this evaluation included industry relevance, similarity of business operations, markets, relevant size, and market capitalization, as well as business operations conducted in similar environments. Towers Watson did not identify any changes to the peer group list that would better align that list with us in terms of the overall characteristics considered. Although the leaf tobacco industry is highly competitive, Universal and Alliance One International, Inc. are the only global, independent, publicly traded competitors. We, therefore, lack true “peers” within our own industry. The Compensation and Governance Committee reviewed the proposed list with Towers Watson and reaffirmed the use of the current peer group list for use beginning with fiscal year 2012. The peer group list consists of the following companies:

Alliance One International, Inc.	McCormick & Company, Inc.

Chiquita Brands International, Inc.	Seaboard Corporation

Flowers Foods, Inc.	The Andersons, Inc.

Ingredion Incorporated	Seneca Foods Corporation

Lancaster Colony Corporation	Treehouse Foods, Inc.

Stock Ownership Guidelines

The Compensation and Governance Committee believes it is important to align the interests of members of senior management with those of our shareholders. While the Compensation and Governance Committee considers this principle when determining the appropriate mix of base salary, annual cash incentive awards, and long-term equity awards, the Compensation and Governance Committee also established stock ownership guidelines that encourage the accumulation and retention of Common Stock.

Our current stock ownership guidelines are expressed as a multiple of base salary, ranging from 2.5 to 6.0 times base salary. The Compensation and Governance Committee believes this methodology provides for greater individualization of ownership guidelines. The guidelines work in concert with the long-term incentive plan and are intended to foster strong executive ownership of our Common Stock. The Compensation and Governance Committee believes that it is important to achieve and maintain these guideline amounts as minimum target levels of ownership. The Compensation and Governance Committee reviews compliance with our stock ownership guidelines on an annual basis.

Under our stock ownership guidelines, executives must comply within five years from the date of the executive's appointment to a qualifying position and certain executives are provided additional time when they receive promotions that result in higher ownership targets. The guidelines apply to our named executive officers in the following manner:

George C. Freeman, III	6.0 times base salary
W. Keith Brewer	6.0 times base salary
David C. Moore	5.0 times base salary
Preston D. Wigner	4.0 times base salary
Airton L. Hentschke	5.0 times base salary

Only shares beneficially owned (as defined by the Securities and Exchange Commission's rules and regulations) by our executive officers, excluding such executives' stock options, Performance Shares, and SARs, but including the executive officers' restricted stock unit awards (and corresponding dividend equivalent rights) are counted in determining compliance with the guidelines. The table below sets forth each of our named executive officers' 2014 holdings and value as compared to 2015 holdings and value.

	Shares held as of June 13, 2014	Value of Shares held as of June 13, 2014(1)	Shares held as of June 12, 2015	Value of Shares held as of June 12, 2015(2)	Actual Ownership as a Multiple of Base Salary
	(#)	($)	(#)	($)	(#)
George C. Freeman, III	178,887	10,042,716	211,665	11,533,626	13.9
W. Keith Brewer	98,428	5,525,748	70,421	3,837,240	6.6
David C. Moore	77,807	4,368,085	91,029	4,960,170	11.5
Preston D. Wigner	36,713	2,061,068	42,897	2,337,458	7.1
Airton L. Hentschke	13,274	745,202	23,922	1,303,510	3.0

(1)	Based on $56.14 per share, the closing price of a share of our Common Stock as quoted on the NYSE on June 13, 2014.

(2)	Based on $54.49 per share, the closing price of a share of our Common Stock as quoted on the NYSE on June 12, 2015.

All of our named executive officers exceed their ownership targets or are in compliance with our stock ownership guidelines at the present time. Each of our named executive officers also increased the number of shares of Common Stock owned during fiscal year 2015, except Mr. Brewer who retired at the end of the fiscal year. As of June 12, 2015, our named executive officers own more than 1.9% of the outstanding Common Stock.

In addition, the Compensation and Governance Committee adopted stock ownership guidelines applicable to the non-employee directors. Information with respect to the non-employee directors' stock ownership guidelines is set forth in “Non-Employee Director Stock Ownership Guidelines” on page 61 of this Proxy Statement.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a company's chief executive officer and to the four other most highly compensated executive officers. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. In this regard, we have attempted to take appropriate actions to maximize the deductibility under Section 162(m) of the Code of annual cash incentive awards, SARs, Performance Shares and restricted stock unit awards. For example, the vesting of certain restricted stock unit awards to Mr. G. Freeman during the last three fiscal years were subject to Section 162(m) and therefore the Compensation and Governance Committee elected to defer part or all of the payment until Mr. G. Freeman retires in order to preserve the Section 162(m) deduction. The rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Code and/or deductible by us. A number of requirements must be met under Section 162(m) of the Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation will be fully deductible under all circumstances. While our policy is generally to preserve corporate tax deductions by qualifying compensation over $1 million paid to executive officers as performance-based, the Compensation and Governance Committee may, from time to time, conclude that compensation arrangements are in our best interests and the best interests of our shareholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility.

Clawback in the Event of Restatements or Ethical Misconduct

The Compensation and Governance Committee adopted a recoupment, or “clawback,” provision during fiscal year 2008 that is applicable to cash incentive awards, as well as performance-based equity awards, beginning with all such awards for fiscal year 2008. The purpose of the clawback provision is to authorize the potential recovery or adjustment of awards when the performance measures on which such awards were based are restated in a manner that would have decreased the amount of the award had the restated performance measure been used to calculate the original award, or when the award is otherwise deemed inappropriate by the Compensation and Governance Committee due to the occurrence of certain stated events. In the event of a material restatement of our financial statements, we may seek recoupment of incentive compensation and equity awards paid under our incentive plans for all relevant performance periods. The clawback provision applied to all cash incentive and equity awards made during fiscal year 2015.

Management has also implemented additional effective controls to minimize potential unintended or willful reporting errors. In addition, the Compensation and Governance Committee also has the discretion to reduce or eliminate an executive's incentive compensation and equity awards or seek a recoupment of the same, in the event of ethical misconduct. The Compensation and Governance Committee will review all cash incentive payments, performance-based equity awards, and other performance-based awards that are made to all current and former officers on the basis of having met or exceeded performance goals. Appropriate action will be taken after considering all factors and circumstances.

In addition to the clawback provision, our Benefit Restoration Plan includes a forfeiture provision whereby a participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if we terminate the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

2007 Stock Incentive Plan

The Compensation and Governance Committee, and subsequently our shareholders at our 2007 Annual Meeting, approved and adopted the Universal Corporation 2007 Stock Incentive Plan, which we call the 2007 Stock Incentive Plan. This plan replaced our 2002 Executive Stock Plan. The 2007 Stock Incentive Plan as amended and restated in fiscal year 2012 and reapproved in fiscal year 2013, serves as the core program for the performance-based compensation components of our named executive officers' total compensation. The 2007 Stock Incentive Plan defines the incentive arrangements for eligible participants and:

•
authorizes the granting of annual cash incentive awards, stock options, SARs, Performance Shares, restricted stock, restricted stock units and other incentive awards, all of which may be made subject to the attainment of performance goals approved by the Compensation and Governance Committee;

•	provides for the enumeration of the business criteria on which an individual's performance goals are to be based;

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the 2007 Stock Incentive Plan; and

•	prohibits repricing or the exchange of options or stock appreciation rights without the approval of shareholders.

Components of Executive Compensation

The Compensation and Governance Committee targets a specific mix of compensation components, with the intent to make each component of total direct compensation competitive with other companies of similar size and operational characteristics while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. The major components of our executive compensation program are the following:

Total Direct Opportunity Compensation

•	Base salary. Base salary is intended to reflect the market value of an executive officer's role and responsibility, with differentiation for individual capabilities and experience in their positions.

•
Annual cash incentive awards. Annual cash incentive awards in the form of market competitive, performance-based, cash bonuses are designed to focus our executives on pre-set goals each year and to drive profitability, growth, and shareholder value.

•
Long-term equity participation. Long-term equity participation is designed to recognize executives for their contributions to the Company, to highlight the strategic importance of each executive's role, to promote retention, and to align the interests of management and shareholders in long-term growth and stock performance by rewarding executives for the creation of shareholder value.

Total Indirect Compensation

•	Other benefits.

•	Retirement and other post-retirement compensation.

The tables contained in this Proxy Statement set forth amounts for these components applicable to the following executives, who served in the noted capacities at the end of fiscal year 2015: George C. Freeman, III, our Chairman, President, and Chief Executive Officer; W. Keith Brewer, our Executive Vice President and Chief Operating Officer; David C. Moore, our Senior Vice President and Chief Financial Officer; Preston D. Wigner, our Vice President, General Counsel, and Secretary; and Airton L. Hentschke, Executive Vice President of Universal Leaf, our main operating subsidiary. We refer to these five executives as our named executive officers. As previously announced, after 38 years in the industry, Mr. Brewer decided to retire effective March 31, 2015. Mr. Hentschke succeeded Mr. Brewer as Chief Operating Officer, effective April 1, 2015.

In determining executive compensation, the Compensation and Governance Committee reviews all components of the Chief Executive Officer's and each other named executive officer's total compensation, including retirement benefits and the costs of all perquisites received to ensure such compensation meets the goals of the program. As a part of this review, the Compensation and Governance Committee considers corporate performance information, compensation survey data, the advice of its independent advisor, and the recommendations of management. The Compensation and Governance Committee also takes into consideration individual and overall company operating performance to ensure executive compensation reflects past performance as well as future potential and adequately differentiates between employees, based on the scope and complexity of the employee's job position, market comparisons, individual performance and experience, and our ability to pay. The Chief Executive Officer's performance is reviewed annually by the Compensation and Governance Committee prior to considering changes in base salary, annual cash incentive awards, long-term equity awards, and total direct compensation. The Chief Executive Officer's performance is evaluated in light of company performance (as described in greater detail below) and non-financial goals and strategic objectives selected by the Compensation and Governance Committee. Based on its review, the Compensation and Governance Committee believes total compensation for each of the named executive officers is reasonable and not excessive.

In addition, the Compensation and Governance Committee evaluates the amount of compensation apportioned to base salary, annual cash incentive awards, and long-term equity participation, which we refer to as total direct opportunity compensation. The Compensation and Governance Committee sets target levels for each component of total direct opportunity compensation based on its desire to link compensation to individual and corporate performance and to ensure that a sufficient amount of compensation is performance-based or “at risk.” As an executive's responsibilities increase, the portion of “at risk” total direct opportunity compensation for the executive increases as a percentage of total direct opportunity compensation. The Compensation and Governance Committee set the following target percentages for the components of our named executive officers' total direct opportunity compensation for fiscal year 2016:

	Base Salary	Cash Incentive Award	Long-Term Equity Award	Total
George C. Freeman, III	25.0%	25.0%	50.0%	100%
W. Keith Brewer	NOT APPLICABLE
David C. Moore	30.0%	25.0%	45.0%	100%
Preston D. Wigner	32.5%	25.0%	42.5%	100%
Airton L. Hentschke	30.0%	25.0%	45.0%	100%

1.	Base Salaries

The Compensation and Governance Committee approved the following base salaries for fiscal year 2015 and fiscal year 2016 for our named executive officers, which became effective April 1, 2014, and April 1, 2015, respectively:

	Fiscal Year 2014	Fiscal Year 2015	Percentage Increase	Fiscal Year 2016	Percentage Increase
	($)	($)	(%)	($)	(%)
George C. Freeman, III	816,200	828,400	1.50	841,700	1.60
W. Keith Brewer	573,900	582,500	1.50	NOT APPLICABLE
David C. Moore	426,500	432,900	1.50	439,800	1.60
Preston D. Wigner	326,500	331,400	1.50	336,700	1.60
Airton L. Hentschke		431,400	—	555,000	28.65

For fiscal year 2014 and 2015, the Compensation and Governance Committee evaluated executive compensation based on a periodic assessment conducted by Towers Watson in fiscal year 2014 of the competitiveness of the executive's salary with salaries of executives in our peer group. Fiscal year 2014 and 2015 base salaries were determined in accordance with the responsibilities, skills and experience of each executive, personal performance of the executive in light of individual levels of responsibility and the competitiveness of the executive's salary with the salaries of executives in our peer group. While the Compensation and Governance Committee considered each of these factors in their totality, the Compensation and Governance Committee did not assign a specific value to each factor. For purposes of assessing the competitiveness of salaries, the Compensation and Governance Committee reviewed compensation data for our peer group described above from its independent outside consultant to determine ranges of total compensation and the individual components of such compensation. While the Compensation and Governance Committee considered many factors including the advice of senior management, the Committee felt it was prudent to increase base salaries of named executive officers for fiscal year 2015 by 1.50% and 1.60% for fiscal year 2016 (except for Mr. Hentschke who succeeded Mr. Brewer as Chief Operating Officer upon Mr. Brewer's retirement).

As part of the compensation setting process for fiscal year 2016, the Compensation and Governance Committee met periodically with Mr. G. Freeman, our Chairman, President, and Chief Executive Officer during fiscal year 2015, and reviewed his performance and the Company's performance for fiscal year 2015. The Compensation and Governance Committee also evaluated Mr. G. Freeman's compensation level, considering the average base salaries of the chief executive officers at the companies included in the peer group approved for use in fiscal year 2015. The Compensation and Governance Committee believed this new base amount was appropriate and not excessive when viewed in context with chief executive officer compensation for the peer group.

For fiscal year 2016, the Compensation and Governance Committee also reviewed a variety of compensation surveys and published statistical reports. The Committee also considered affordability within the Company's business plans. After consultation with Towers Watson, as well as management, the base salaries of Mr. G. Freeman and the other named executive officers, except for Mr. Hentschke, were increased by 1.60% each. The Compensation and Governance Committee considered the promotion of Mr. Hentschke to Chief Operating Officer when it reviewed fiscal year 2016 salary recommendations.

2.	Annual Cash Incentives Awards

The fiscal year 2015 Annual Incentive Plan provides that key managerial employees, including our named executive officers, may receive annual cash incentive awards that vary from year to year based upon corporate and individual performance. The purpose of annual cash incentive awards is to drive our key employees to maximize shareholder value and to provide a means for recognizing individual contribution to our overall results. The cash incentive awards earned for fiscal year 2015 by our named executive officers were approved by the Compensation and Governance Committee on May 22, 2015, and are set forth in Column (g), “Non-Equity Incentive Plan Compensation”, in the “Summary Compensation Table” on page 39 of this Proxy Statement.

Annual cash incentive payments under the Annual Incentive Plan are paid based on the Company's achievements against pre-established performance metrics as set by the Compensation and Governance Committee. The annual cash incentive awards to our named executive officers in fiscal year 2015 were based 50% on the generation of economic profit and 50% on the generation of adjusted earnings per share. We use economic profit and adjusted earnings per share, as these performance measures strongly encourage capital discipline and better investment decisions and lead to enhanced cash flow. The Compensation and Governance Committee also believes that these measures are representative of our overall performance, and they provide transparency to investors and enable period-to-period comparability of financial performance. For purposes of the Annual Incentive Plan, we define economic profit as consolidated earnings before interest and taxes after certain adjustments, minus a capital charge equal to our weighted average cost of capital times average funds employed, and we define “adjusted earnings per share” as the fully-diluted earnings per share of Common Stock, adjusted to exclude extraordinary gains and losses, restructuring and impairment, and annual cash incentive award accruals under the Annual Incentive Plan. Economic profit and adjusted earnings per share should not be considered as alternatives to net income or earnings per share determined in accordance with accounting principles generally accepted in the United States.

During fiscal year 2015, the Compensation and Governance Committee considered alternative performance metrics and reaffirmed the use of adjusted earnings per share as a performance goal in both the annual incentive and long-term performance award program because adjusted earnings per share is an important driver of shareholder value. Our business is not capital intensive and we believe that adequate free cash flow is generated at acceptable levels of profitability.

The executive officers who participate in the Annual Incentive Plan are eligible to receive an annual cash incentive award equal to a percentage of their base salary in the event certain threshold levels are met for economic profit and adjusted earnings per share. The following table sets forth the threshold and target levels for the economic profit and adjusted earnings per share metrics that were applicable for fiscal year 2015 awards:

	Threshold Level	Target Level	Maximum Level	2015 Results
Economic Profit	$(61.00) million	$1.50 million	$64.00 million	$(12.90) million

Adjusted Earnings Per Share	$2.33 per share	$3.90 per share	$5.47 per share	$4.25 per share
Based on the definition of adjusted earnings per share provided above, a reconciliation of the adjusted earnings per share of $4.25 achieved for fiscal year 2015 to our reported diluted earnings per share of $4.06 is as follows:

Adjusted Earnings Per Share	$4.25

Per share effect of annual cash incentive award accrual excluded from adjusted earnings per share	(0.08)

Per share effect of restructuring and impairment	(0.11)

Reported Diluted Earnings Per Share	$4.06
In fiscal year 2013, the Company continued to perform well and our improved performance was better than anticipated. On the strength of that performance, the Compensation and Governance Committee increased the fiscal year 2014 performance targets for adjusted earnings per share and economic profit to $4.40 and $37 million, respectively.

Although we performed well in fiscal year 2014, the outlook for fiscal year 2015 was for lower performance following several years of above average operating profitability. The Compensation and Governance Committee, therefore, adjusted the performance targets to better reflect current and anticipated business conditions and to ensure adequate, yet reasonable, performance stretch in the fiscal year 2015 Annual Incentive Plan goals. The performance targets for adjusted earnings per share and economic profit were reduced to $3.90 and $1.5 million, respectively. The Compensation and Governance Committee believed that these goals better reflected for fiscal year 2015 the cyclical market supply imbalance and reinforced management's commitment to taking the appropriate long-term approach to our business.

Each executive officer participating in the Annual Incentive Plan is eligible to receive an annual cash incentive award based on a percentage of his or her base salary, which we call the target bonus opportunity percentage. The target bonus opportunity percentage for each executive officer, except the Chief Executive Officer, is initially set by our Chief Executive Officer and is based on the executive officer's experience in his or her present position and job responsibilities. Our Chief Executive Officer submits the recommended target bonus opportunity percentages to the Compensation and Governance Committee for its review and approval each year. For our Chief Executive Officer, the Compensation and Governance Committee determines the target bonus opportunity percentage. The Compensation and Governance Committee also reviews its outside advisor's compensation data for our peer group when evaluating the recommended target bonus opportunity percentages.

Each year, the Compensation and Governance Committee approves percent-of-target performance tables for each performance measure. As Company performance deviates from targeted performance, the percentages in the tables increase or decrease at an accelerated rate. Once the economic profit and adjusted earnings per share performance measures have been calculated for the applicable fiscal year, the Compensation and Governance Committee compares the calculated performance to the preapproved tables to determine the percentage to apply to the executives' target bonus opportunity amounts. The Compensation and Governance Committee applies the resulting percentage to the target bonus opportunity amount to determine the annual cash incentive award each executive is eligible to receive. Annual cash incentive awards are capped at two times the target bonus opportunity percentage for each criterion, regardless of how much the Company's performance exceeded the target level for either criteria. In addition, the Compensation and Governance Committee reserves the right to exercise negative discretion in adjusting any incentive awards, but the Compensation and Governance Committee has no discretion to increase the awards. The Compensation and Governance Committee does not award any discretionary, non-performance based annual cash incentive awards if the performance goals are not achieved.

Using Mr. G. Freeman as an example, we generated negative economic profit and positive adjusted earnings per share during fiscal year 2015, with adjusted earnings per share and economic profit exceeding the threshold levels. Adjusted earnings per share exceeded the target level while economic profit fell below target. The economic profit and adjusted earnings per share performance measures for the year corresponded to 101.55% on the Compensation and Governance Committee's preapproved tables. Mr. G. Freeman's cash incentive award for fiscal year 2015 was, therefore, 101.55% of his target bonus opportunity amount or $841,200.

The following table lists the target bonus opportunity percentages, the target bonus opportunity amounts, the maximum bonus opportunity amounts, and the actual cash incentive awards for fiscal year 2015 for our named executive officers:

	Target Bonus Opportunity Percentage	Target Bonus Opportunity Amount	Maximum Bonus Opportunity Amount	Actual 2015 Bonus Paid
	(%)	($)	($)	($)
George C. Freeman, III	100%	828,400	1,656,800	841,200
W. Keith Brewer	100%	582,500	1,165,000	591,500
David C. Moore	83%	360,700	721,400	366,300
Preston D. Wigner	77%	254,900	509,800	258,900
Airton L. Hentschke	100%	431,400	862,800	415,400
On May 22, 2015, the Compensation and Governance Committee established the performance measures applicable for the annual cash incentive awards to be awarded for fiscal year 2016. The Compensation and Governance Committee reconfirmed its use of adjusted earnings per share and economic profit as the appropriate performance measures for the fiscal year 2016 cash incentive awards.

3.	Long-Term Equity Participation

The Compensation and Governance Committee administers Universal Corporation's 1997 and 2002 Executive Stock Plans, and the 2007 Stock Incentive Plan, as amended and restated, pursuant to which the Compensation and Governance Committee grants to key executive officers SARs, restricted stock units, Performance Shares, and options to purchase shares of our Common Stock, based upon a determination of competitive aggregate compensation levels. The primary objectives of issuing such equity awards are to encourage significant ownership of Common Stock by management and to provide long-term financial incentives linked directly to market performance of our Common Stock. Long-term equity awards are aligned with the interests of our shareholders as the awards deliver value based on shareholder return and promote retention of management. The Compensation and Governance Committee believes that significant ownership of Common Stock by senior management is the optimal method to align the interests of management and the shareholders, and our stock incentive program is effectively designed to further this objective. Our compensation structure is designed to deliver a significant portion of total direct compensation in the form of long-term equity awards with 42.5% to 50% for named executive officers.

With the exception of new hires, long-term incentives are awarded annually on a day between two and twelve business days following the public release of our annual earnings. The Compensation and Governance Committee selected this timing, because it enables us to consider the prior year performance of the Company and the participants and our expectations for the next performance period, while also guaranteeing that normal awards will be made after we publicly disclose our performance for the year. The awards also are made as early as practicable in our fiscal year in order to maximize the time period for the incentives associated with the awards. The Compensation and Governance Committee's schedule is determined between six and twelve months in advance, and the proximity of any awards to market events other than earnings announcements is coincidental.

We currently use restricted stock units and Performance Shares as the preferred forms of long-term equity participation. Restricted stock units are used as a cost-effective addition to the compensation mix because such awards do not require the issuance of Common Stock until vesting. Our use of Performance Shares as a long-term equity award places greater emphasis on our long-term financial performance and subjects a higher percentage of the long-term incentive awards to risk based on such performance. The addition of Performance Shares is intended to focus greater attention and rewards on the key underlying drivers of shareholder value. Performance Shares are granted annually, with overlapping multi-year performance cycles. Performance Shares vest on the last day of the performance period selected by the Compensation and Governance Committee and are earned and paid out based on the Company's achievement of certain performance measures selected by the Compensation and Governance Committee. Performance Shares do not carry any dividend rights. Similar to annual cash incentive awards under the Annual Incentive Plan, as the actual performance exceeds the performance measure threshold selected by the Compensation and Governance Committee, the amount of Performance Share payout increases, with 100% payout occurring if performance reaches a target level set by the Compensation and Governance Committee. Payout can exceed 100% if the performance exceeds the target level, but it is capped at a maximum of 150%. Conversely, the payout is reduced if actual performance falls short of the selected performance measure threshold. At the time of vesting, the vested Performance Shares are payable in shares of Common Stock.

For awards granted in fiscal years 2012-2015, the Compensation and Governance Committee selected average adjusted earnings per share as the appropriate criterion for use with Performance Shares and set the performance period at three fiscal years, which began April 1. Adjusted earnings per share is calculated in the same manner as it is with Annual Incentive Plan awards. The threshold levels for adjusted earnings per share performance were set based on levels of performance that were believed to be achievable. The target levels for adjusted earnings per share performance were set based on levels of performance that were believed to be aggressive, but obtainable. The maximum levels for adjusted earnings per share performance were set based on levels of performance that were believed to be realizable with exceptional performance.

The Compensation and Governance Committee, after consulting with its outside advisor, reaffirmed that a portion of our executive officers' total compensation should be paid in equity awards through our long-term incentive plans. For fiscal year 2015 long-term equity awards, the Compensation and Governance Committee determined that one-half should consist of Performance Shares and the remaining one-half should consist of five-year restricted stock units. The Compensation and Governance Committee used an equal mix of Performance Shares and restricted stock units because it believes that such mix represents the appropriate balance for our Company in rewarding stock appreciation and relative shareholder return, while also placing sufficient emphasis on our overall financial performance. In order to allocate compensation among the two forms of equity participation, the Compensation and Governance Committee values restricted stock unit awards at the fair market value on the date of grant of the equivalent number of shares of Common Stock. All restricted stock units are awarded with five-year cliff vesting and earn dividend equivalent units during such period. In addition, our named executive officers have additional vesting restrictions or holding period requirements on their restricted stock unit awards in order to preserve deductibility under Section 162(m) of the Internal Revenue Code. The Compensation and Governance Committee values Performance Shares at the fair market value on the date of grant of the equivalent number of shares of Common Stock. As described above, Performance Shares vest on the last day of the selected performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level set by the Compensation and Governance Committee.

For fiscal year 2013 long-term equity awards, the Compensation and Governance Committee decided to suspend the use of SARs due to the potential disconnect between the amount of pay received by executives versus the amount of expense recognized by the Company as well as the risk that stock options and SARs potentially incentivize executives to pursue short-term or riskier strategies.

We have historically assigned an initial value to SARs granted by our Compensation and Governance Committee equal to the closing price of a share of our Common Stock as quoted on the NYSE on the date the SAR is granted by the Compensation and Governance Committee. The exercise price for SARs is the closing price of a share of our Common Stock as quoted on the NYSE on the date the SAR is exercised. When SARs become exercisable, they may be exercised on a date specified by the executive in writing to our Secretary or, if no date is specified, then (a) the date of receipt of the executive's notice of exercise if our Secretary receives the notice by 2:00 p.m. Eastern Time or (b) the first business day following receipt of the executive's notice of exercise if the executive's notice is received by our Secretary after 2:00 p.m. Eastern Time. Such written notices may only be given to our Secretary during one of our trading windows. Retiring executives have been given the ability to exercise their SARs during the remainder of the period preceding the stated expiration date of the SARs or 36 months, whichever is shorter.

On June 7, 2011, we awarded Performance Shares for the three-year performance period from April 1, 2011 through March 31, 2014. Those awards vested on March 31, 2014 and the payout was approved by the Compensation Committee on May 23, 2014. The performance measure was the three-year average adjusted earnings per share with earnings per share calculated in the same manner as it is with the Annual Incentive Plan awards. We generated average adjusted earnings per share for the performance period covering fiscal years 2012 through 2014 that exceeded the threshold, and target levels. The following table sets forth the threshold, target and maximum levels for the adjusted earnings per share metrics applicable for the fiscal year 2012 award:

	Threshold Level	Target Level	Maximum Level	Average 2012-2014 Result
Average Adjusted Earnings per Share	$2.579	$4.15	$5.007	$4.62
A reconciliation of average adjusted earnings per share of $4.62 for the performance period covering fiscal years 2012 through 2014 is as follows:

Fiscal Year 2012	$3.51
Fiscal Year 2013	4.84
Fiscal Year 2014	5.51
3-year Average Adjusted Earnings Per Share	$4.62
The average adjusted earnings per share performance measure for the performance period exceeded the threshold level and target levels on the Compensation and Governance Committee's pre-approved percent-of-target performance tables. The payouts of the fiscal year 2012 Performance Share awards were, therefore, made at 123.50% of the target award levels.

The following table lists the target Performance Share opportunities, the maximum Performance Share opportunities and the actual number of shares of Common Stock paid out:

	Actual Payout as a % of Target	Target Award at Grant (Shares)	Maximum Award at Grant (Shares)	Actual Award (Shares)	Target Award Value at Grant(1)	Actual Award Value(2)
George C. Freeman, III	123.50%	12,050	18,075	14,882	$384,998	$776,245
W. Keith Brewer	123.50%	8,500	12,750	10,498	$271,575	$547,576
David C. Moore	123.50%	4,750	7,125	5,866	$151,763	$305,971
Preston D. Wigner	123.50%	2,750	4,125	3,396	$87,863	$177,135
Airton L. Hentschke	123.50%	1,150	1,725	1,420	$36,743	$74,067

(1)
This column represents grant date fair value determined in accordance with FASB ASC Topic 718. Amounts for performance shares are determined assuming a price per share of $31.95 which represents a discount to the closing price of $37.86 as of the date of grant due to the lack of dividend rights.

(2)	This column represents market value based on the May 23, 2014 stock price of $52.16.

On May 23, 2014, the Compensation and Governance Committee granted Performance Shares and restricted stock units to key executives pursuant to the 2007 Stock Incentive Plan. The Compensation and Governance Committee granted 48,450 Performance Shares and 69,550 restricted stock units to 22 executives. The number of Performance Shares and restricted stock units granted to our named executive officers on May 23, 2014, were as follows:

	Performance Shares	Restricted Stock Units
George C. Freeman, III	15,000	15,000
W. Keith Brewer	—	21,100
David C. Moore	5,900	5,900
Preston D. Wigner	3,900	3,900
Airton L. Hentschke	4,200	4,200
Additional details regarding the fiscal year 2015 equity participation awards for each of our named executive officers is set forth in the “Grants of Plan-Based Awards” table on page 42 of this Proxy Statement.

4.	Other Benefits

The Compensation and Governance Committee believes employee benefits are an essential component of our competitive total compensation package. These benefits are designed to attract and retain our employees. The named executive officers may participate in the same benefit plans as our salaried employees, which include health, dental and life insurance, long-term disability benefits, and our 401(k) savings plan. Our 401(k) savings plan includes a defined company match component, and we have disclosed all company matches for our named executive officers in Column (i), “All Other Compensation”, in the “Summary Compensation Table”, and separately disclosed each amount in Footnote 5 to that table on page 39 of this Proxy Statement.

In addition, we provide certain other benefits to our executives, including our named executive officers. The Compensation and Governance Committee believes these other benefits provide security for current and future needs of the executives and their families and therefore assist in attracting and retaining them. These other benefits are structured to be within the competitive range relative to our peer group. In general, we do not provide our executives with many of the types of perquisites that other companies offer their executives, such as the personal use of a corporate aircraft, car allowances, social memberships or club dues, or preventative health evaluations. We also do not utilize tax gross-ups. The Compensation and Governance Committee re-evaluates and has approved the very limited types of perquisites that we offer on a regular basis. The additional benefits we provide or have provided to some of our executives during fiscal year 2015 consist of the following and are included in the amounts set forth in Column (i), “All Other Compensation”, in the “Summary Compensation Table”, and separately disclosed in Footnote 5 to that table on page 39 of this Proxy Statement: financial planning and tax preparation services and matching gifts from the Company's charitable foundation.

5.	Retirement and Post-Termination Compensation

Our named executive officers are covered by a defined benefit retirement plan, a supplemental retirement plan, deferred income plans, and a 401(k) savings plan. Certain of our named executive officers also have Change of Control Agreements addressing a change of control in our company. These items are defined and summarized below. Additional details and all amounts earned by our named executive officers or contributed by us to our named executive officers through those benefits are disclosed in this Proxy Statement where noted below.

A. Defined Benefit Retirement Plan

Our salaried employees, including our named executive officers, participate in a defined benefit retirement plan, the Employees' Retirement Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, which we refer to as the Pension Plan. The Pension Plan is a company-funded, qualified plan under the Internal Revenue Code, with the purpose of providing a fixed benefit for the life of the participant (and/or the spouse if the joint and survivor option is elected) beginning at the time of the participant's retirement or termination. The Pension Plan also has survivor benefits for participants' spouses.

Effective January 1, 2014, the Pension Plan was changed to implement a new benefit formula for credited service accrued beginning January 1, 2014. The revised benefit formula is based on a compensation average for all compensation earned (often referred to as a Career Average) on or after January 1, 2014 multiplied by a designated percentage. The Excess Benefit portion of the formula was eliminated. The normal retirement benefit under the Pension Plan for service accrued beginning January 1, 2014 is calculated as follows:

Benefit:	Designated Percentage of Average Compensation for All Years	Multiplied by	Years of service beginning January 1, 2014

The Pension Plan benefit for credited service accrued through December 31, 2013 is a percentage of the participant's average compensation, multiplied by the participant's credited years of service under the Pension Plan prior to the change described above. Average compensation is calculated by taking the highest average of annual salary and annual cash incentive awards for any three consecutive calendar-year periods during the participant's participation in the Pension Plan. The normal retirement benefit under the Pension Plan for service accrued through December 31, 2013 is calculated as follows:

Base Benefit:	Designated Percentage of Average Compensation	Multiplied by	All years of service through December 31, 2013
PLUS
Excess Benefit:	Designated Percentage of Average Compensation less Covered Compensation	Multiplied by	Participant's first 35 years of service through December 31, 2013

Covered compensation, for purposes of the excess benefit, is defined as the average of the Social Security Taxable Wage Base for the 35 calendar-year period ending December 31, 2013.

Benefits are paid as a straight life annuity for the participant's lifetime for a single participant, or a 50% joint and survivor annuity, if elected, for married participants for their joint lifetime. Benefits are normally payable when the participant reaches age 65; however, participants may begin receiving early retirement benefits when they reach age 55 and elect to retire with at least five years of service. If benefits are paid prior to age 65, the benefit is reduced based on the participant's age. Prior to 2014, the benefit reduction for early retirement was based on the participant's age and years of service. This was changed as of January 1, 2014 to a more standard reduction schedule that is based only on age.

Further detail regarding the Pension Plan and disclosure of the estimated value of pension benefits for our named executive officers is set forth in the “Pension Benefits” table and related footnotes beginning on page 46 of this Proxy Statement.

B. Benefit Restoration Plan

To the extent benefits payable to our employees at retirement pursuant to the Pension Plan exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, such benefits will be paid under our supplemental retirement plan called the Universal Leaf Tobacco Company, Incorporated 1996 Benefit Restoration Plan, which we refer to as the Benefit Restoration Plan. The Benefit Restoration Plan is a non-qualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the Pension Plan, but for the maximum benefit limitations and the limitation on compensation pursuant to the Internal Revenue Code that may be recognized under the Pension Plan and deferrals of their compensation under DIP II and DIP III, our two non-qualified deferred income plans, which are defined and discussed below. Benefits under the Benefit Restoration Plan are paid in one lump sum payment at retirement except where Section 409A restrictions apply, and benefits under DIP II and DIP III are paid out at or after retirement in accordance with the election option chosen by a participant prior to deferral. The purpose of the Benefit Restoration Plan is not to provide employees with additional benefits but to ensure that our employees who earn more than the amounts set forth in the Internal Revenue Code for maximum benefit limitations receive a retirement benefit that is proportionately equivalent to the benefit provided to our other salaried employees participating in the Pension Plan. We maintain the Pension Plan and Benefit Restoration Plan to ensure an overall competitive compensation and benefits offering and to attract and retain top talent. Our Compensation and Governance Committee believes it is essential that our overall compensation and benefits, including retirement benefits, be competitive in the market.

Retirement benefits under the Benefit Restoration Plan mirror those of the Pension Plan and as such, identical changes to the Pension Plan described in the previous section have been implemented to this plan effective January 1, 2014. The Compensation and Governance Committee approved all changes to both the Pension Plan and the Benefit Restoration Plan after completing their evaluation and ensuring that the reduction in retirement benefits were consistently applied to all participants, inclusive of our named executive officers.

Certain participants in the Benefit Restoration Plan, including our named executive officers, entered into agreements with Universal Leaf that provided for taxable cash compensation payments to be made by Universal Leaf to the participant to partially fund their Benefit Restoration Plan payment upon retirement. Under such agreements, the participant directed Universal Leaf to deposit the payments on behalf of the participant directly into an irrevocable trust established by the participant for this purpose. During fiscal year 2010, the Compensation and Governance Committee decided to discontinue all future payments by Universal Leaf in connection with the Benefit Restoration Plan and notified participants that it would not make a payment for benefits earned after January 1, 2010.

During fiscal year 2014, with the approval of the Compensation and Governance Committee, we made the decision to offer all participants covered by the above agreements the opportunity to terminate their individual trust accounts. The termination of these trusts allowed the Company to simplify the distribution process and reduce trust/asset management fees, but maintain the right to offset the benefit payable to the participant under the Benefit Restoration Plan at retirement. The ultimate offset amount will be determined by using the trust account balance on the termination date multiplied and compounded annually by an appropriate interest rate. All participants, including our named executive officers, elected to accept our offer and the trusts were terminated as of October 31, 2013.

The retirement benefit under the Benefit Restoration Plan is paid in a lump sum. Like the Pension Plan, the benefit payable under the Benefit Restoration Plan normally is distributed when the participant reaches age 65. Participants may receive an early distribution of their retirement benefit when they reach age 55 and elect to retire with at least five years of service, but such early retirement benefit is reduced based on the participant's age and years of service.

C. Deferred Income Plans

We offer all salaried employees, including our named executive officers, the opportunity to participate in the Employees' 401(k) Savings Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, which we refer to as the 401(k) Plan. Participants can contribute percentages on a monthly basis up to 100% of total compensation excluding annual cash incentive awards, subject to statutory limitations. We match the monthly contributions up to 5% on a monthly basis, subject to a calendar year contribution limit of $13,250. All of our named executive officers participated in the 401(k) Plan in fiscal year 2015.

In addition, we have two non-qualified deferred compensation plans available to certain of our executives: the Universal Leaf Tobacco Company, Incorporated Deferred Income Plan of 1994, which we refer to as DIP II, and the Universal Leaf Tobacco Company, Incorporated Deferred Income Plan III, which we refer to as DIP III. In order to remain in compliance with Section 409A of the Internal Revenue Code, we froze the terms of DIP II as it pertained to any compensation earned prior to January 1,

2005 and amended and restated the plan in December 2008 as DIP III. Both plans are designed to permit participants to accumulate additional income for retirement and other personal financial goals through the deferral of their annual cash incentive award and portions of their salary, as more fully described in the narrative to the table entitled “Non-qualified Deferred Compensation” on page 49 of this Proxy Statement. Deferred compensation arrangements are common executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent for which we are competing. The Company does not provide any contributions to either DIP II or DIP III.

DIP II and DIP III are non-qualified savings plans, with eligibility based on a participant's position in the Company and certain of its subsidiaries. Under DIP II and DIP III, each participant elects to make contributions through the deferral of up to 50% of their salary and up to 100% of their annual incentive award. DIP II and DIP III are unfunded and unsecured by us and provide the participants a variety of investment options from which to choose. These options are selected by the Pension Investment Committee of the Board of Directors. No named executive officers deferred income in DIP II in fiscal year 2015, and Messrs. G. Freeman and Brewer were the only named executive officers who deferred income in DIP III in fiscal year 2015.

D. Change of Control Agreements

We do not offer severance agreements to our named executive officers, nor have we offered them agreements for employment or retention with our company. However, to ensure that we will have the continued dedicated service of certain executives (including some of our named executive officers) notwithstanding the possibility, threat, or occurrence of a change of control, we have change of control agreements, which we refer to as Change of Control Agreements. The Compensation and Governance Committee believes that the Change of Control Agreements serve the best interests of Universal Corporation and our shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board of Directors about the potential transaction in the best interests of shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a change of control, such as fear of the economic consequences of losing their jobs as a result of a change of control. The terms and conditions in the Change of Control Agreements are identical for each executive officer who has such an agreement.

A “change of control” is defined in the Change of Control Agreements, and is generally deemed to have occurred if:

•	any individual, entity, or group acquires 20% or more of either the outstanding shares of Common Stock or the combined voting power of our outstanding voting securities;

•	a majority of our directors are replaced;

•
we reorganize, merge, consolidate, or sell all or substantially all of our assets except for certain situations in which control of outstanding shares of Common Stock or outstanding voting securities is maintained; or

•	our shareholders approve a complete liquidation or dissolution of Universal Corporation.

The Change of Control Agreements:

•	do not contain any obligation to gross-up severance payments for potential excise taxes incurred by the executive officer;

•
contain a “double trigger” instead of a “single trigger,” meaning that payments are not made until there is a change of control and the executive officer is effectively terminated within three years of the change of control;

•	contain non-competition and non-solicitation clauses; and

•	contain certain administrative elements intended to address the requirements of Section 409A of the Internal Revenue Code applicable to deferred compensation.

Our Compensation and Governance Committee believes that the current Change of Control Agreements with certain of our named executive officers are in the best interests of Universal Corporation and our shareholders, and they adequately protect the legitimate interests of our named executive officers in employment security without unduly burdening us or reducing shareholder value. During fiscal year 2015, we maintained Change of Control Agreements with only Messrs. G. Freeman, Brewer, D. Moore and Wigner. Mr. Brewer's agreement expired upon his retirement on March 31, 2015. The Change of Control Agreements are described in more detail below in the section entitled “Potential Payments Upon Termination or Change of Control” beginning on page 51 of this Proxy Statement.

Advisory Votes on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the subsequent rules and regulations promulgated by the SEC, we are including a non-binding advisory resolution approving the compensation of our named executive officers. The vote on this proposal will be non-binding on us and the Board and will not be construed as overruling a decision by us or the Board of Directors. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future decisions on named executive officer compensation as it deems appropriate.

At the 2014 Annual Meeting of Shareholders, 96% of the shares cast on the proposal were voted for the non-binding advisory resolution approving the compensation of our named executive officers. The Board of Directors believes that the voting results indicate our shareholders' overwhelming approval of our named executive officer compensation objectives, program and rationale. As a result, the Board of Directors implemented the same objectives, program and rationale for the compensation of our named executive officers in fiscal year 2015, as disclosed in the “Compensation Discussion and Analysis”, the compensation tables and the accompanying narrative on pages 19 through 37 in this Proxy Statement.

At the 2011 Annual Meeting of Shareholders a large majority of our shareholders approved, on a non-binding basis, the holding of the non-binding vote on the compensation of our named executive officers on an annual basis. As previously disclosed, the Board of Directors and management determined to implement an annual advisory vote on the compensation of our named executive officers. As a result, we are including the non-binding advisory solution approving the compensation of our named executive officers again in this Proxy Statement. See "Proposal Two" on page 63 of this Proxy Statement.

REPORT OF THE EXECUTIVE COMPENSATION,
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
We have reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on that review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

THE EXECUTIVE COMPENSATION, NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE

Charles H. Foster, Jr., Chairman
Lennart R. Freeman
Thomas H. Johnson

Richmond, Virginia
May 22, 2015

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation and Governance Committee during fiscal year 2015 or as of the date of this Proxy Statement is or has been a Universal officer or employee, and none of our executive officers served on the Compensation and Governance Committee or board of any company that employed any member of our Compensation and Governance Committee or Board of Directors.

EXECUTIVE COMPENSATION

The individuals named below include the Chairman, President, and Chief Executive Officer, the Chief Financial Officer and the other named executive officers as of March 31, 2015. Information relating to total compensation is provided, where applicable, for the fiscal years ended March 31, 2013, 2014, and 2015.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
George C. Freeman, III	2015	828,400	1,486,350	—	841,200	1,124,148	22,003	4,302,101
Chairman, President, and Chief Executive Officer	2014	816,200	1,648,224	—	1,278,600	—	17,725	3,760,749
	2013	798,200	1,428,252	—	1,343,400	973,395	17,790	4,561,037

W. Keith Brewer	2015	582,500	1,111,548	—	591,500	1,076,478	25,074	3,387,100
Executive Vice President and Chief Operating	2014	573,900	1,155,456	—	899,000	—	18,851	2,647,207
Officer	2013	561,300	1,004,304	—	944,700	988,163	21,596	3,520,063

David C. Moore	2015	432,900	584,631	—	366,300	949,810	15,400	2,349,041
Senior Vice President and Chief Financial Officer	2014	426,500	645,696	—	556,700	—	15,067	1,643,963
	2013	417,100	559,776	—	585,000	870,773	14,986	2,447,635

Preston D. Wigner	2015	331,400	386,451	—	258,900	475,929	13,311	1,465,991
Vice President, General Counsel, and Secretary	2014	326,500	430,464	—	393,500	—	12,840	1,163,304
	2013	319,300	325,164	—	383,900	175,984	12,616	1,216,964

Airton L. Hentschke	2015	431,400	416,178	—	415,400	149,287	13,080	1,425,345
Executive Vice President
Universal Leaf Tobacco Co., Inc.

(1)
Salary amounts include cash compensation earned by each named executive officer during fiscal years 2013, 2014, and 2015, where applicable, as well as any amounts earned in such fiscal years, but contributed into the 401(k) Plan and/or deferred at the election of the named executive officer into our deferred compensation program. Mr. Hentschke became a named executive officer in fiscal year 2015 and, therefore, summary compensation information is presented only for fiscal year 2015 in accordance with Question and Answer 119.01 of the SEC's Compliance and Disclosure Interpretations of Regulation S-K. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2015, including earnings on amounts deferred, see “Non-qualified Deferred Compensation” beginning on page 49 of this Proxy Statement.

(2)
The amount represents the aggregate grant date fair value of stock or options awarded in the applicable fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Performance Share awards do not have dividend rights and therefore reflect a lower grant date fair value than the closing price of our Common Stock on the date of grant. For fiscal years 2013, 2014, and 2015 Performance Share awards, the grant date fair market value per share was $38.14, $53.56 and $46.41, respectively. Amounts for fiscal years 2013, 2014, and 2015 include Performance Share awards calculated at target levels. If these Performance Share awards paid at maximum (150% of target) the aggregate grant date fair value of all stock awards for each of the named executive officers would have been at the time of the grant: for fiscal year 2013, Mr. G. Freeman: $1,759,117; Mr. Brewer: $1,236,958; Mr. D. Moore: $689,452; and Mr. Wigner: $400,491; for fiscal year 2014, Mr. G. Freeman: $2,037,873; Mr. Brewer: $1,428,612; Mr. D. Moore: $798,342; and Mr. Wigner: $532,228; and for fiscal year 2015, Mr. G. Freeman: $1,834,425; Mr. Brewer: $1,111,548; Mr. D. Moore: $721,541; Mr. Wigner: $476,951; and Mr. Hentschke: $513,639. Assumptions used in the calculation of these award amounts are included in Notes 1 and 13 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2013, in Notes 1 and 13 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2014, in Notes 1 and 13 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2015, and incorporated by reference into this Proxy Statement. Beginning in fiscal year 2007, fair value expense for stock-based compensation was recognized ratably over the period from grant date to the earlier of (a) the vesting date of the award, or (b) the date the grantee is eligible to retire without forfeiting the award. For employees who are already eligible to retire at the date an award is granted, the total fair value of the award is recognized as expense at the date of grant. Information on individual equity awards granted to the named executive officers in fiscal year 2015 is set forth in the section entitled “Grants of Plan-Based Awards” on page 42 of this Proxy Statement.

(3)
The amounts represent cash awards to the named executive officers under our performance-based annual cash incentive plan for fiscal years 2013, 2014, and 2015, where applicable, which is discussed in the section entitled “Annual Cash Incentives Awards” beginning on page 30 of this Proxy Statement. While such amounts were earned for fiscal years 2013, 2014 and 2015 performance, they were not paid to the named executive officers until June 4, 2013 and June 11, 2014, and June 10, 2015, respectively.

(4)
The amounts represent the actuarial increases in the present values of the named executive officers' benefits under our pension plans during fiscal years 2013, 2014 and 2015, as applicable, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. In 2014, the present values generally decreased from the prior measurement date due to increases in discount rates and lump sum interest rates. The aggregate pension benefits of four of our named executive officers decreased in fiscal year 2014: Mr. G. Freeman: $134,678; Mr. Brewer: $129,248; Mr. D. Moore: $148,575; and Mr. Wigner: $218,219. For all named executive officers, the amounts only reflect changes in pension value because they had no above market interest earnings for fiscal years 2013, 2014 and 2015. For additional information on our pension plans, see the section entitled “Retirement and Post-Termination Compensation” on page 35 of this Proxy Statement and the tables entitled “Pension Benefits” on page 46 of this Proxy Statement and “Non-qualified Deferred Compensation” on page 49 of this Proxy Statement. For a full description of the pension plan assumptions used by us for financial reporting purposes for fiscal years 2013, 2014 and 2015, see Note 11 to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2015, and incorporated by reference into this Proxy Statement.

(5)
The table below reflects the types and dollar amounts of perquisites, additional compensation, and other personal benefits provided to the named executive officers during fiscal year 2015. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us. Each perquisite and personal benefit included in the table below is described in more detail in the narratives immediately following the table:

Column (i) Components	G.C. Freeman, III	W.K. Brewer	D.C. Moore	P.D. Wigner	A.L. Hentschke
	($)	($)	($)	($)	($)
Professional Fees (a)	3,850	10,617	1,495	—	—
401(k) Match (b)	13,153	13,107	13,080	13,061	13,080
Matching Gifts (c)	5,000	1,350	825	250	—
TOTALS	22,003	25,074	15,400	13,311	13,080

(a)
Financial Planning and Tax Preparation Services. Only three of our executives are eligible to be reimbursed for financial planning and tax preparation services they incur during the year, subject to an annual cap of $15,000. All reimbursed amounts paid to our named executive officers during fiscal year 2015 pursuant to our financial planning and tax preparation policy are individually disclosed in the perquisites table above.

(b)
401(k) Company Match. Each named executive officer is eligible to participate in the 401(k) Plan, which offers them an opportunity to defer income and receive matching contributions from us subject to certain limits. Company contributions made to the named executive officers during fiscal year 2015 are set forth in the table above. Information about the 401(k) Plan is set forth in the section entitled “Deferred Income Plans” beginning on page 36 of this Proxy Statement.

(c)
Matching Gifts. Each named executive officer is eligible to participate in our matching gifts program in which our charitable foundation matches employees' contributions to charities. The maximum amount applicable to all participants that can be matched in any fiscal year of our foundation is $5,000 per employee. Each of the named executive officers participated in the matching gifts program in amounts equal to or below the maximum amount.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation and Governance Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. The Committee has implemented compensation program design features to mitigate the risk that our compensation programs encourage misconduct or imprudent risk-taking. In addition, we review all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. At the Compensation and Governance Committee's direction, our Senior Vice President and Chief Financial Officer and his staff, our Vice President, General Counsel, and Secretary, and a member of our internal audit team, conducted a risk review assessment of our compensation programs in fiscal year 2015. The Compensation and Governance Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk taking. The Compensation and Governance Committee, therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. The Committee also concluded that the performance measures and performance targets do not encourage excessive or unnecessary risk taking. In its discussions, the Compensation and Governance Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	the balance between performance-based and non-performance based pay;

•
alignment of our programs with business strategies focused on long-term growth and sustained shareholder value, the performance goals established for senior management reflect the objectives set by the Compensation and Governance Committee to increase focus on the achievement of the Company's strategic plan;

•
placement of an appropriate portion of our executive pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals that are objectively determined with verifiable results. These corporate goals have pre-established thoughtful threshold, target and maximum award limits;

•	the use of multiple performance metrics that are based on the general performance of the corporation and the use of economic profit as a risk adjusted metric;

•	the use of rolling three-year Performance Shares to lengthen the overall measurement period;

•	the Compensation and Governance Committee's ability to exercise negative discretion and to consider non-financial and other qualitative performance factors in determining actual compensation payouts;

•	stock ownership guidelines that are reasonable and align executives' short- and long-term interests with those of our shareholders;

•
the recoupment policy to authorize the potential recovery or adjustment of cash incentive awards and long-term equity awards paid to named executive officers and other recipients in the event there was a restatement of incorrect financial results and upon the occurrence of certain specified events; and

•	the policy prohibiting the use of hedging and derivatives trading by executives and directors.

Effective with the long-term equity awards granted in fiscal year 2013, the Compensation and Governance Committee suspended the inclusion of SARs in the Company's portfolio of equity awards. An executive holding SARs receives financial benefit when the stock price increases, but does not have the corresponding downside if the stock price declines. The Compensation and Governance Committee determined that this may incentivize executives to pursue short-term or riskier strategies and, therefore, no longer represents an effective component of our executive compensation program.

GRANTS OF PLAN-BASED AWARDS
The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended March 31, 2015.

Name and Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Market Price of Option Awards on Grant Date	Grant Date Fair Value of Stock and Option Awards(4)
	Threshold	Target	Max.	Threshold	Target	Max.
	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
(a & b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

George C. Freeman, III
	0	828,400	1,656,800
6/3/2014				0	15,000	22,500				52.68	696,150
6/3/2014							15,000			52.68	790,200

W. Keith Brewer
	0	582,500	1,165,000
6/3/2014							21,100			52.68	1,111,548

David C. Moore
	0	360,700	721,400
6/3/2014				0	5,900	8,850				52.68	273,819
6/3/2014							5,900			52.68	310,812

Preston D. Wigner
	0	254,900	509,800
6/3/2014				0	3,900	5,850				52.68	180,999
6/3/2014							3,900			52.68	205,452

Airton L. Hentschke
	0	431,400	862,800
6/3/2014				0	4,200	6,300				52.68	194,922
6/3/2014							4,200			52.68	221,256

(1)
Amounts represent potential annual cash incentive awards for fiscal year 2015. The actual amount of the annual cash incentive award earned by each named executive officer for fiscal year 2015 is reported in Column (g), “Non-Equity Incentive Plan Compensation,” in the “Summary Compensation Table” on page 39 of this Proxy Statement. For additional information with respect to the annual cash incentive awards under the Incentive Plan, see the section entitled “Annual Cash Incentives Awards” beginning on page 30 of this Proxy Statement.

(2)
Amounts represent potential vesting of Performance Shares granted during fiscal year 2015. Performance Shares vest in the event the three-year performance measures corresponding to the Performance Shares are met or exceeded. For additional information with respect to Performance Shares granted pursuant to our 2007 Stock Incentive Plan, see the section entitled “Long-Term Equity Participation” beginning on page 32 of this Proxy Statement and in Column (g) in the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 43 of this Proxy Statement.

(3)
Amounts represent the award of restricted stock units. Each restricted stock unit will convert one-for-one into shares of Common Stock upon vesting. Additional information with respect to restricted stock unit awards is set forth in the section entitled “Long-Term Equity Participation” beginning on page 32 of this Proxy Statement, and in Column (i) in the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 43 of this Proxy Statement.

(4)
Represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. The full grant date fair value of the Performance Shares is calculated at the target performance level and will vest, if at all, at the end of a three-year measurement period, if certain performance targets are met. Amounts for Performance Share awards are determined assuming a price per share of $46.41, which represents a discount to the closing price of Common Stock as of the date of grant due to the lack of dividend rights and represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. Each Performance Share will convert one-for-one into a share of Common Stock upon vesting if the performance target is met. Grant date fair value for the restricted stock unit awards is based on the grant date fair value of the underlying shares of Common Stock. The assumptions used in determining the grant date fair values of these awards are set forth in Note 13 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2015, and incorporated by reference into this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning the number and value of outstanding restricted stock units, Performance Shares, and SARs held by the named executive officers as of March 31, 2015.

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
George C. Freeman, III
May 24, 2007	31,800		62.66	May 23, 2017
June 8, 2010							11,588	546,490
June 7, 2011							14,041	662,174
June 5, 2012							19,326	911,414
May 24, 2013							15,605	735,932
June 3, 2014							15,507	731,310
June 5, 2012					17,350	818,226
May 24, 2013					14,550	686,178
June 3, 2014					15,000	707,400

W. Keith Brewer
May 24, 2007	24,400		62.66	May 23, 2017
June 8, 2010							8,173	385,439
June 7, 2011							9,904	467,073
June 5, 2012							13,589	640,857
May 24, 2013							10,941	515,978
June 3, 2014							21,812	1,028,654
June 5, 2012					12,200	575,352
May 24, 2013					10,200	481,032

David C. Moore
May 24, 2007	15,000		62.66	May 23, 2017
June 8, 2010							4,574	215,710
June 7, 2011							5,534	260,983
June 5, 2012							7,574	357,190
May 24, 2013							6,112	288,242
June 3, 2014							6,099	287,629
June 5, 2012					6,800	320,688
May 24, 2013					5,700	268,812
June 3, 2014					5,900	278,244

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Preston D. Wigner
May 24, 2007	9,600		62.66	May 23, 2017
May 28, 2008	6,200		51.32	May 27, 2018
June 8, 2010							2,319	109,364
June 7, 2011							3,204	151,101
June 5, 2012							4,399	207,457
May 24, 2013							4,076	192,224
June 3, 2014							4,032	190,149
June 5, 2012					3,950	186,282
May 24, 2013					3,800	179,208
June 3, 2014					3,900	183,924

Airton L. Hentschke
June 8, 2010							1,099	51,829
June 7, 2011							1,340	63,194
June 5, 2012							1,837	86,633
May 24, 2013							3,110	146,668
June 3, 2014							4,342	204,769
June 5, 2012					1,650	77,814
May 24, 2013					2,900	136,764
June 3, 2014					4,200	198,072

(1)
Amounts in Column (g) represent Performance Shares. Performance Shares vest at the end of their corresponding three-year performance period if certain performance targets are met or exceeded. Amounts in Column (g) assume 100% vesting of the award, which represents the target amount payable. Each Performance Share converts one-for-one into a share of Common Stock upon vesting if the performance target is met. See “Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement. Amounts in Column (i) represent unvested restricted stock units and accumulated dividend equivalent rights. Restricted stock units have five-year cliff vesting, meaning all restricted stock units vest on the fifth anniversary of the date they are granted. At the time of vesting, restricted stock units are automatically converted into an equal number of shares of Common Stock without restriction, except in the case of certain executives who are named executive officers at the time of vesting, in which case some shares may remain restricted until the executives are no longer named executive officers or they retire in order to attempt to preserve the Section 162(m) deduction. Restricted stock unit awards accumulate dividend equivalent rights, which track actual dividend amounts and are added to the total number of restricted stock units to be converted into shares of Common Stock at the time of vesting.

(2)	Based on the closing price of $47.16 for our Common Stock, as quoted on the NYSE on March 31, 2015, the last trading day of fiscal year 2015.

OPTION EXERCISES AND STOCK VESTED

The following table presents information concerning the vesting of stock awards and the exercise of SARs for the named executive officers during the fiscal year ended March 31, 2015. There were no other exercises of options, SARs, or similar instruments for the named executive officers during the fiscal year ended March 31, 2015.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)
	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
George C. Freeman, III	33,335	1,748,165	16,067	285,511
W. Keith Brewer	23,782	1,247,244	11,334	201,405
David C. Moore	13,432	704,472	6,334	112,555
Preston D. Wigner	7,580	397,506	3,667	65,163
Airton L. Hentschke	1,420	74,067	1,534	27,259

(1)
Amounts represent the number of shares of Common Stock underlying stock awards vested and stock options and SARs exercised during fiscal year 2015. The amounts in Column (b) represent the vesting of restricted stock awards that were granted in fiscal year 2010 and the vesting of performance shares that were granted in fiscal year 2012. The amounts in Column (d) include shares of Common Stock received by the named executive officer upon exercise of SARs.

(2)	Amounts associated with SARs would be calculated by multiplying the market price of the Common Stock received by the number of shares acquired on exercise.

PENSION BENEFITS

The following table shows the actuarial present value of accumulated benefits as of March 31, 2015, under each of our defined benefit plans, which are our only defined benefit plans that provide for payments or other benefits to the named executive officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
George C. Freeman, III	Pension Plan	17.75	589,590	—
	Benefit Restoration Plan	17.75	5,287,450	—
W. Keith Brewer	Pension Plan	26.25	1,031,258	—
	Benefit Restoration Plan	26.25	5,946,751	—
David C. Moore	Pension Plan	37.25	1,587,628	—
	Benefit Restoration Plan	37.25	5,398,437	—
Preston D. Wigner	Pension Plan	12.00	318,835	—
	Benefit Restoration Plan	12.00	667,876	—
Airton L. Hentschke	Pension Plan	2.25	63,973	—
	Benefit Restoration Plan	2.25	142,297	—

(1)
We have not granted, and we do not have a policy with respect to granting, extra years of service to named executive officers under the Pension Plan or the Benefit Restoration Plan. Additional information with respect to the Pension Plan and the Benefit Restoration Plan is set forth in the section entitled “Retirement and Post-Termination Compensation” beginning on page 35 of this Proxy Statement.

(2)
Present value was determined assuming retirement at age 65 for the Pension Plan and Benefit Restoration Plan. The present value calculation used an interest rate consistent with assumptions used for our financial reporting under FASB ASC Topic 715 and a recently-developed postretirement mortality assumption table for the Consumer Goods and Food & Drink Industry that is based on updated mortality data and closely tracks the actual mortality experience of our plans. Other assumptions made in the valuation are discussed in our Annual Report on Form 10-K for the year ended March 31, 2015, in the section entitled “Pension and Other Postretirement Benefit Plans,” the section entitled “Critical Accounting Estimates and Assumptions,” and in Note 11 to the consolidated financial statements, and are incorporated by reference into this Proxy Statement.

Retirement Benefits

Our named executive officers are covered by the Pension Plan, the Benefit Restoration Plan, deferred income plans, and the 401(k) Plan. We also have Change of Control Agreements with some of our named executive officers addressing a change of control in our company. Additional details, and all amounts earned by our named executive officers or contributed by the company to our named executive officers through those plans, are disclosed in this Proxy Statement.

Defined Benefit Retirement Plan. Our salaried employees, including our named executive officers, participate in the Pension Plan, which is a defined benefit retirement plan. The Pension Plan is a company-funded, qualified plan under the Internal Revenue Code, with the purpose of providing a fixed benefit for the life of the participant (and/or the spouse if the joint and survivor option is elected) beginning at the time of the participant's retirement or termination. The Pension Plan also has survivor benefits for the participant's spouse.

Effective January 1, 2014, the Pension Plan was changed to implement a new benefit formula for credited service accrued beginning January 1, 2014. The revised benefit formula is based on a compensation average for all compensation earned (often referred to as a Career Average) on or after January 1, 2014 multiplied by a designated percentage. The Excess Benefit portion of the formula was eliminated. The normal retirement benefit under the Pension Plan for service accrued beginning January 1, 2014 is calculated as follows:

Benefit:	Designated Percentage of Average Compensation for All Years	Multiplied by	Years of service beginning January 1, 2014

The Pension Plan benefit for credited service accrued through December 31, 2013 is a percentage of the participant's average compensation, multiplied by the participant's credited years of service under the Pension Plan prior to the change described above. Average compensation is calculated by taking the highest average of annual salary and annual cash incentive awards for any three consecutive calendar-year periods during the participant's participation in the Pension Plan. The normal retirement benefit under the Pension Plan for service accrued through December 31, 2013 is calculated as follows:

Base Benefit:	Designated Percentage of Average Compensation	Multiplied by	All years of service through December 31, 2013
PLUS
Excess Benefit:	Designated Percentage of Average Compensation less Covered Compensation	Multiplied by	Participant's first 35 years of service through December 31, 2013

Covered compensation, for purposes of the excess benefit, is defined as the average of the Social Security Taxable Wage Base for the 35 calendar-year period ending December 31, 2013.

Benefits are paid as a straight life annuity for the participant's lifetime for a single participant, or a 50% joint and survivor annuity, if elected, for married participants for their joint lifetime. Benefits are normally payable when the participant reaches age 65; however, participants may begin receiving early retirement benefits when they reach age 55 and elect to retire with at least five years of service. If benefits are paid prior to age 65, the benefit is reduced based on the participant's age. Prior to 2014, the benefit reduction for early retirement was based on the participant's age and years of service. This was changed as of January 1, 2014 to a more standard reduction schedule that is based only on age.

Benefit Restoration Plan. To the extent benefits payable to our employees at retirement pursuant to the Pension Plan exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, such benefits will be paid under our supplemental retirement plan called the Universal Leaf Tobacco Company, Incorporated 1996 Benefit Restoration Plan, which we refer to as the Benefit Restoration Plan. The Benefit Restoration Plan is a non-qualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the Pension Plan, but for the maximum benefit limitations and the limitation on compensation pursuant to the Internal Revenue Code that may be recognized under the Pension Plan and deferrals of their compensation under DIP II and DIP III, our two non-qualified deferred income plans, which are defined and discussed below. Benefits under the Benefit Restoration Plan are paid in one lump sum payment at retirement except where Section 409A restrictions apply, and benefits under DIP II and DIP III are paid out at or after retirement in accordance with the election option chosen by a participant prior to deferral. The purpose of the Benefit Restoration Plan is not to provide employees with additional benefits but to ensure that our employees who earn more than the amounts set forth in the Internal Revenue Code for maximum benefit limitations receive a retirement benefit that is proportionately equivalent to the benefit provided to our other salaried employees participating in the Pension Plan. We maintain the Pension Plan and Benefit Restoration Plan to ensure an overall competitive compensation and benefits offering and to attract and retain top talent. Our Compensation and Governance Committee believes it is essential that our overall compensation and benefits, including retirement benefits, be competitive in the market.

Retirement benefits under the Benefit Restoration Plan mirror those of the Pension Plan and as such, identical changes to the Pension Plan described in the previous section have been implemented to this plan effective January 1, 2014. The Compensation and Governance Committee approved all changes to both the Pension Plan and the Benefit Restoration Plan after completing their evaluation and ensuring that the reduction in retirement benefits were consistently applied to all participants, inclusive of our named executive officers.

Certain participants in the Benefit Restoration Plan, including our named executive officers, entered into agreements with Universal Leaf that provided for taxable cash compensation payments to be made by Universal Leaf to the participant to partially fund their Benefit Restoration Plan payment upon retirement. Under such agreements, the participant directed Universal Leaf to deposit the payments on behalf of the participant directly into an irrevocable trust established by the participant for this purpose. During fiscal year 2010, the Compensation and Governance Committee decided to discontinue all future payments by Universal Leaf in connection with the Benefit Restoration Plan and notified participants that it would not make a payment for benefits earned after January 1, 2010.

During fiscal year 2014, with the approval of the Compensation and Governance Committee, we made the decision to offer all participants covered by the above agreements the opportunity to terminate their individual trust accounts. The termination of these trusts allowed the Company to simplify the distribution process and reduce trust/asset management fees, but maintain the right to offset the benefit payable to the participant under the Benefit Restoration Plan at retirement. The ultimate offset amount will be determined by using the trust account balance on the termination date multiplied and compounded annually by an appropriate interest rate. All participants, including our named executive officers, elected to accept our offer and the trusts were terminated as of October 31, 2013.

The retirement benefit under the Benefit Restoration Plan is paid in a lump sum. Like the Pension Plan, the benefit payable under the Benefit Restoration Plan normally is distributed when the participant reaches age 65. Participants may receive an early distribution of their retirement benefit when they reach age 55 and elect to retire with at least five years of service, but such early retirement benefit is reduced based on the participant's age and years of service.

NON-QUALIFIED DEFERRED COMPENSATION

We offer all salaried employees, including our named executive officers, the opportunity to participate in our qualified deferred compensation plan, the 401(k) Plan. Participants can contribute percentages on a monthly basis up to 100% of total compensation excluding annual cash incentive awards, subject to statutory limitations. We match the monthly contributions up to 5% on a monthly basis, subject to a calendar year contribution limit of $13,250. For participants that joined the plan before 2014, the company match becomes vested after the participant completes three years of service. All of our named executive officers participated in the 401(k) Plan in fiscal year 2015.

In addition to our qualified deferred compensation plan, we have two non-qualified deferred compensation plans available to certain of our executives: DIP II and DIP III. The plans are designed to permit participants to accumulate additional income for retirement and other personal financial goals through the deferral of their annual cash incentive award and portions of their salary. Deferred compensation arrangements are common executive programs and we believe that these arrangements help us in the recruitment and retention of executive talent for which we are competing. The Company does not provide any contributions to either DIP II or DIP III.

DIP II and DIP III are non-qualified savings plans, with eligibility based on a participant's position in the Company and certain of its subsidiaries. Under DIP II and DIP III, participants elect to make contributions through the deferral of up to 50% of their salary, and up to 100% of their annual incentive award. DIP II and DIP III are unfunded and unsecured by us and provides the participants a variety of investment options from which to choose. No named executive officers deferred income in DIP II in fiscal year 2015, and Messrs. G. Freeman and Brewer were the only named executive officers who deferred income in DIP III in fiscal year 2015.

The following table presents information concerning our deferred compensation plans that provide for the deferral of compensation of the named executive officers on a basis that is not tax qualified.

Name	Executive Contributions in FY 2015(1)	Registrant Contributions in FY 2015(2)	Aggregate Earnings in FY 2015(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at FYE 2015(5)
	($)	($)	($)	($)	($)
George C. Freeman, III	198,432	—	43,984	—	839,080
W. Keith Brewer	674,250	—	42,341	—	813,311
David C. Moore	—	—	37,508	—	572,205
Preston D. Wigner	—	—	1,069	—	14,956
Airton L. Hentschke	—	—	16,467	—	189,806

(1)
Amounts represent a portion of base salary and annual incentive awards deferred into DIP III. Additional information about DIP II and DIP III is set forth in the section entitled “Deferred Income Plans” on page 36 of this Proxy Statement.

(2)	DIP II and DIP III do not provide for company matches or contributions.

(3)
Amounts represent earnings on funds held for named executive officers in DIP II and DIP III except for Mr. Hentschke. Mr. Hentschke has not elected to defer income under the DIP III. The amount shown for Mr. Hentschke represents the estimated earnings on his vested balance in the Company's Brazil Previleaf Pension Plan (PPP). The PPP is a defined contribution plan established by the Company for eligible employees of one of our Brazilian subsidiaries. Mr. Hentschke has not been an active member of the PPP since his transfer to the United States in January, 2013 and therefore no longer receives Company contributions to the PPP.

(4)
DIP II and DIP III permit withdrawals under certain circumstances including hardship, and participants may elect to have annual deferrals distributed from DIP II or DIP III upon reaching age 65, or after a specified number of years after the compensation is deferred.

(5)
Amounts represent the balances at the end of fiscal year 2015 in DIP II and DIP III for named executive officers. The fair market value of Mr. Hentschke's vested balance in the Company's Brazil Previleaf Plan is also included. Executive contributions included in the aggregate balance that are reported as compensation to the named executive officers in the “Summary Compensation Table” in our 2014 Proxy Statement and 2013 Proxy Statement are as follows: Mr. G. Freeman: $43,000 (2014) and $10,500 (2013), Mr. Brewer: $0 (2014) and $0 (2013), Mr. D. Moore: $0 (2014) and $0 (2013), and Mr. Wigner: $0 (2014) and $0 (2013).

In addition to our qualified and non-qualified deferred compensation plans, the Company has taken the appropriate actions to maximize the deductibility of its compensation and benefit programs and avoid the limitations on deductibility under Section 162(m) of the Internal Revenue Code. Additional information about Section 162(m) is set forth in the section entitled “Limitations on Deductibility of Compensation” on page 26 of this Proxy Statement.

The vesting of certain restricted stock units awards to Mr. G. Freeman and Mr. Brewer were subject to Section 162(m) and payments were deferred until Mr. G. Freeman and Mr. Brewer retire. The following table presents information concerning those deferrals.

Name	Executive Contributions in FY 2015	Registrant Contributions in FY 2015(1)	Aggregate Earnings in FY 2015(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE 2015(3)
	($)	($)	($)	($)	($)
George C. Freeman, III	—	755,446	(132,747)	—	1,266,105
W. Keith Brewer	—	266,826	(19,283)	—	247,543

(1)	Amount represents the value of the restricted stock units on the vesting date of the awards.

(2)	Amount represents earnings and change in market value during fiscal year 2015.

(3)	Amount represents market value of the restricted stock units on March 31, 2015.

SUMMARY OF TERMINATION PAYMENTS AND BENEFITS

Potential Payments Upon Termination or Change of Control

We do not offer severance, employment, or retention agreements to our named executive officers. However, to ensure that we will have the continued dedicated service of certain executives, including some of our named executive officers, notwithstanding the possibility, threat, or occurrence of a change of control, we have Change of Control Agreements. During fiscal year 2015, we maintained Change of Control Agreements with only Messrs. G. Freeman, Brewer, D. Moore, and Wigner. Mr. Brewer's agreement expired upon his retirement on March 31, 2015. The Compensation and Governance Committee believes that the Change of Control Agreements serve the best interests of Universal Corporation and our shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board of Directors about the potential transaction in the best interests of shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a change of control, such as fear of the economic consequences of losing their jobs as a result of a change of control. The terms and conditions in the Change of Control Agreements are identical for each executive officer who has such an agreement.

A “change of control” is defined in the Change of Control Agreements, and is generally deemed to have occurred if:

•	any individual, entity, or group acquires 20% or more of either the outstanding shares of Common Stock or the combined voting power of our outstanding voting securities;

•	a majority of our directors are replaced;

•
we reorganize, merge, consolidate, or sell all or substantially all of our assets except for certain situations in which control of outstanding shares of Common Stock or outstanding voting securities is maintained; or

•	our shareholders approve a complete liquidation or dissolution of Universal Corporation.

During fiscal year 2007, we replaced all existing Change of Control Agreements with new Change of Control Agreements. The 2007 Change of Control Agreements are similar to the original Change of Control Agreements, but have a number of significant differences intended to reduce potential cost and eliminate outdated concepts.

The 2007 Change of Control Agreements:

•	do not contain any obligation to gross-up severance payments for potential excise taxes incurred by the executive officer;

•
contain a “double trigger” instead of a “single trigger,” meaning that payments are not made until there is a change of control and the executive officer is effectively terminated within three years of the change of control (under our prior Change of Control Agreements, payment could be triggered at the executive's option);

•	contain non-competition and non-solicitation clauses; and

•	contain certain administrative elements intended to address the requirements of Section 409A of the Internal Revenue Code applicable to deferred compensation.

The Change of Control Agreements provide that the executive officer will have generally the same authority, duties, and responsibilities during the three years after a change of control of Universal Corporation or until the executive officer's normal retirement at age 65 (if earlier), as such executive officer did immediately prior to the change of control. Each Change of Control Agreement also provides for the payment, during such period, of an annual base salary and annual cash incentive award at least at the same levels as prior to the change of control. Each executive officer will also participate at least at the same levels in incentive, savings and retirement plans, and welfare benefit plans as were offered prior to the change of control.

Each Change of Control Agreement provides benefits in the event of the executive's death or disability, or in the event the executive's employment is terminated for “cause” or for “good reason.” If the executive officer is terminated other than for cause, death, or disability within three years after a change of control, or if the executive officer terminates his employment for good reason within such three-year period, the executive officer is entitled to receive certain severance benefits. Severance benefits include a lump sum severance payment based on an amount equal to 2.99 times the sum of his annual base salary and the higher of such executive officer's most recent targeted bonus opportunity under our cash incentive plan and such executive officer's prior year's annual cash incentive award. This payment will be made in full if the date of termination of employment is more than three years prior to the executive officer's normal retirement at age 65, and it will be prorated if such period is less than three years. There will be no such payment if the executive officer has reached normal retirement. Severance benefits also include certain other payments and benefits, including continuation of benefits under retirement plans, continuation of employee welfare benefits, and outplacement services for the executive officer up to a maximum amount of $10,000.

Severance and Change of Control Benefits for the Named Executive Officers

The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if their employment had terminated on March 31, 2015, under the circumstances shown. The tables exclude amounts accrued through March 31, 2015, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual cash incentive award for the fiscal year ended March 31, 2015.

Under our benefit programs, an individual is eligible for retirement after reaching age 55, with at least five years of service. The amounts in the tables for “Retirement” assume that all of our named executive officers have reached age 55 by March 31, 2015, even though that is not the case for Messrs. G. Freeman, Wigner, and Hentschke.

Summary of Termination Payment and Benefits: George C. Freeman, III

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	4,992,104

Acceleration of Equity Awards
Restricted Stock(2)	3,587,320	3,587,320	3,587,320	—	—	3,587,320
Performance Shares(2)	1,511,478	1,511,478	1,511,478	—	—	2,211,804

Qualified Retirement Benefits
Pension Plan(3)	42,435	23,635	68,255	42,435	42,435	42,435
401(k) Savings Plan	399,339.55	399,339.55	399,339.55	399,339.55	399,339.55	399,339.55

Non-qualified Retirement Benefits
Benefit Restoration Plan(4)	6,165,845	2,078,166	6,165,845	6,165,845	6,165,845	6,165,845
Deferred Income Plan II and III(5)	52,412	839,080	839,080	839,080	839,080	839,080
Deferred Payment of Restricted Stock(6)	1,266,105	1,266,105	1,266,105	1,266,105	1,266,105	1,266,105

Other Benefits
Health and Welfare Plans(7)	—	3,100,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	497,040	—	—	—

Total	13,024,935	12,805,124	14,334,463	8,712,805	8,712,805	19,504,033

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2015. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2015 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2015, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2015, payable for the life of the survivor.

(4)
Amounts represent a lump sum payment at March 31, 2015 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP II and DIP III agreements.

(6)
Amounts represent the value of restricted stock units that vested, but payment was deferred until termination of employment in order to preserve the Section 162(m) deduction. More information on Section 162(m) is discussed in the section entitled “Limitations on Deductibility of Compensation” on page 26 of this Proxy Statement.

(7)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2015. In case of accidental death, the benefit amount would increase by $5,600,000.

(8)
Amounts represent 60% of annual base salary as of March 31, 2015, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: W. Keith Brewer

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	3,510,260

Acceleration of Equity Awards
Restricted Stock(2)	3,038,000	3,038,000	3,038,000	—	—	3,038,000
Performance Shares(2)	896,040	896,040	896,040	—	—	1,056,384

Qualified Retirement Benefits
Pension Plan(3)	70,123	36,562	100,347	70,123	70,123	70,123
401(k) Savings Plan	526,952	526,952	526,952	526,952	526,952	526,952

Non-qualified Retirement Benefits
Benefit Restoration Plan(4)	6,646,110	3,153,610	6,646,110	6,646,110	6,646,110	6,646,110
Deferred Income Plan II and III(5)	99,040	813,311	813,311	813,311	813,311	813,311
Deferred Payment of Restricted Stock(6)	247,543	247,543	247,543	247,543	247,543	247,543

Other Benefits
Health and Welfare Plans(7)	—	2,180,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	349,500	—	—	—

Total	11,523,808	10,892,018	12,617,803	8,304,039	8,304,039	15,908,683

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2015. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2015 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2015, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2015, payable for the life of the survivor.

(4)
Amounts represent a lump sum payment at March 31, 2015 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP II and DIP III agreements.

(6)
Amounts represent the value of restricted stock units that vested, but payment was deferred until termination of employment in order to preserve the Section 162(m) deduction. More information on Section 162(m) is discussed in the section entitled “Limitations on Deductibility of Compensation” on page 26 of this Proxy Statement.

(7)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2015. In case of accidental death, the benefit amount would increase by $5,600,000.

(8)
Amounts represent 60% of annual base salary as of March 31, 2015, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: David C. Moore

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	2,389,608

Acceleration of Equity Awards
Restricted Stock(2)	1,409,754	1,409,754	1,409,754	—	—	1,409,754
Performance Shares(2)	592,644	592,644	592,644	—	—	867,744

Qualified Retirement Benefits
Pension Plan(3)	133,660	56,830	141,606	133,660	133,660	133,660
401(k) Savings Plan	350,523	350,523	350,523	350,523	350,523	350,523

Non-qualified Retirement Benefits
Benefit Restoration Plan(4)	6,161,883	2,855,633	6,161,883	6,161,883	6,161,883	6,161,883
Deferred Income Plan II and III(5)	72,551	572,205	572,205	572,205	572,205	572,205

Other Benefits
Health and Welfare Plans(6)	—	1,588,000	—	—	—	—
Long-Term Disability Plan(7)	—	—	259,740	—	—	—

Total	8,721,015	7,425,589	9,488,355	7,218,271	7,218,271	11,885,377

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2015. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2015 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2015, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2015, payable for the life of the survivor.

(4)
Amounts represent a lump sum payment at March 31, 2015 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP II and DIP III agreements.

(6)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2015. In case of accidental death, the benefit amount would increase by $5,600,000.

(7)
Amounts represent 60% of annual base salary as of March 31, 2015, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Preston D. Wigner

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	1,764,997

Acceleration of Equity Awards
Restricted Stock(2)	850,295	850,295	850,295	—	—	850,295
Performance Shares(2)	367,062	367,062	367,062	—	—	549,414

Qualified Retirement Benefits
Pension Plan(3)	27,507	14,908	44,627	27,507	27,507	27,507
401(k) Savings Plan	377,311	377,311	377,311	377,311	377,311	377,311

Non-qualified Retirement Benefits
Benefit Restoration Plan(4)	883,908	253,807	883,908	883,908	883,908	883,908
Deferred Income Plan II and III(5)	14,956	14,956	14,956	14,956	14,956	14,956

Other Benefits
Health and Welfare Plans(6)	—	1,760,000	—	—	—	—
Long-Term Disability Plan(7)	—	—	198,840	—	—	—

Total	2,521,039	3,638,339	2,736,999	1,303,682	1,303,682	4,468,388

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2015. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2015 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2015, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2015, payable for the life of the survivor.

(4)
Amounts represent a lump sum payment at March 31, 2015 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP II and DIP III agreements.

(6)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2015. In case of accidental death, the benefit amount would increase by $4,932,000.

(7)
Amounts represent 60% of annual base salary as of March 31, 2015, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Airton L. Hentschke

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death, or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	—

Acceleration of Equity Awards
Restricted Stock(2)	553,093	553,093	553,093	—	—	553,093
Performance Shares(2)	235,014	235,014	235,014	—	—	412,650

Qualified Retirement Benefits
Pension Plan(3)	4,956	3,419	9,278	4,956	4,956	4,956
401(k) Savings Plan	69,375	69,375	69,375	69,375	69,375	69,375

Non-qualified Retirement Benefits
Benefit Restoration Plan(4)	163,334	48,651	163,334	163,334	163,334	163,334
Deferred Income Plan II and III(5)	189,806	189,806	189,806	189,806	189,806	189,806

Other Benefits
Health and Welfare Plans(6)	—	1,600,000	—	—	—	—
Long-Term Disability Plan(7)	—	—	258,840	—	—	—

Total	1,215,578	2,699,358	1,478,740	427,471	427,471	1,393,214

(1)
Amount represents cash payment due pursuant to the change of control double trigger (change of control and involuntary termination) in the executive's Change of Control Agreement. The payments do not include any form of tax gross-up amount because the Change of Control Agreement does not provide for such payments.

(2)
Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 31, 2015. Performance Shares vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants are entitled to a prorated number of Performance Shares if they retire, die or become disabled during the performance period. Amounts for Performance Shares are based on the market value of the underlying shares of Common Stock as of March 31, 2015 and assuming a payout equating to the target level of performance.

(3)
For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2015, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive's survivor at March 31, 2015, payable for the life of the survivor.

(4)
Amounts represent a lump sum payment at March 31, 2015 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant's employment as a result of a participant's fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.

(5)
Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive's DIP II and DIP III agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive's DIP II and DIP III agreements. In Mr. Hentschke's case, the amounts include his vested account balance in the Company's Brazil Previleaf Pension Plan.

(6)
Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2015. In case of accidental death, the benefit amount would increase by $5,065,000.

(7)
Amounts represent 60% of annual base salary as of March 31, 2015, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

EQUITY COMPENSATION INFORMATION

Shares of Common Stock are authorized for issuance with respect to our compensation plans. The following table sets forth information as of March 31, 2015, with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
	(#)	($)	(#)
Equity compensation plans approved by shareholders:
2002 Executive Stock Plan	155,467	60.83	—
2007 Stock Incentive Plan(2)	14,134	48.72	747,708
Equity compensation plans not approved by shareholders(3)	—	—	—
Total	169,601	59.82	747,708

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants, and rights.

(2)
The 2007 Stock Incentive Plan permits grants of stock options and stock appreciation rights, and awards of Common Stock, restricted stock, and phantom stock/restricted stock units. Of the 747,708 shares of Common Stock remaining available for future issuance under that plan, 441,462 shares are available for awards of Common Stock, restricted stock units, or restricted stock.

(3)	All of the Company's equity compensation plans have been approved by shareholders.

DIRECTORS' COMPENSATION

The following table presents information relating to total compensation for our non-employee directors for fiscal year 2015:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2),(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value And Non-qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
	($)	($)	($)	($)	($)	($)	($)

John B. Adams, Jr.	78,000	69,472	—	—	—	—	147,472
Diana F. Cantor	74,000	69,472	—	—	—	—	143,472
Chester A. Crocker	67,500	69,472	—	—	—	—	136,972
Charles H. Foster, Jr.	75,000	69,472	—	—	—	—	144,472
Lennart R. Freeman	72,000	69,472					141,472
Thomas H. Johnson	67,500	69,472	—	—	—	—	136,972
Eddie N. Moore, Jr.	88,000	69,472	—	—	—	—	157,472
Robert C. Sledd	83,000	69,472	—	—	—	—	152,472

(1)
Represents fees earned before deferral of any amounts into the Outside Directors' 1994 Deferred Income Plan, as amended in 1998, 2008 and 2010, which we refer to as the Directors' DIP. Amounts deferred into the Directors' DIP during fiscal year 2015 are set forth below in Footnote 5 to this table. Additional information concerning the Directors' DIP is set forth in the narrative on page 60 of this Proxy Statement.

(2)
These amounts represent the aggregate grant date fair value of the annual restricted stock unit award recognized in fiscal year 2015 in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by each of the non-employee directors. The assumptions used in the calculation of these award amounts are included in Notes 1 and 13 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2015, and incorporated by reference into this Proxy Statement.

(3)
On August 5, 2014, each non-employee director was awarded 1,300 shares of restricted stock units. The methodology for determining the amount awarded is set forth on page 60 of this Proxy Statement. The grant date fair value of the award for each non-employee director was $69,472, based on the closing price of $53.44 for our Common Stock as quoted on the NYSE on the grant date. As of March 31, 2015, the aggregate amount of restricted stock, restricted stock units and dividend equivalent units held by each non-employee director was as follows: Mr. Adams held 13,799 shares; Mrs. Cantor held 2,810 shares; Mr. Crocker held 13,099 shares; Mr. L. Freeman held 1,172 shares; Mr. Sledd held 6,799 shares; and the remaining non-employee directors each held 14,499 shares.

(4)	No options have been awarded since fiscal year 2006. All options previously awarded have been exercised or have otherwise expired.

(5)
We do not maintain any defined benefit or actuarial plans for non-employee directors. The non-employee directors did not earn above-market or preference earnings on compensation they deferred into the Directors' DIP. The following table presents information concerning the Directors' DIP, which provides for the deferral of compensation on a basis that is not tax qualified:

Name	Director Contributions in FY 2015	Registrant Contributions FY 2015(a)	Aggregate Earnings in FY 2015	Aggregate Withdrawals/ Distributions(b)	Aggregate Balance at 2015 FYE
	($)	($)	($)	($)	($)

John B. Adams, Jr.	—	—	—	—	—
Diana F. Cantor	—	—	—	—	—
Chester A. Crocker	17,500	—	20,699	—	324,149
Charles H. Foster, Jr.	70,000	—	57,780	—	1,070,332
Lennart R. Freeman	—	—	—	—	—
Thomas H. Johnson	—	—	—	—	—
Eddie N. Moore, Jr.	—	—	4,120	—	59,279
Robert C. Sledd	—	—	—	—	—

(a)	We do not match non-employee director deferrals or otherwise contribute to the Directors' DIP.

(b)
There were no withdrawals or distributions from the Directors' DIP. The Directors' DIP permits withdrawals under certain circumstances including hardship, and participants elect to have annual deferrals distributed after a specified number of years after the compensation is deferred.

(6)
None of the directors received perquisites, personal benefits, or other compensation in excess of $10,000 for fiscal year 2015. We maintain life insurance policies which fund our Directors' Charitable Contribution Program. We did not incur any costs with respect to the insurance policies during fiscal year 2015.

Director Compensation

Total target direct annual compensation for each non-employee director equals $150,000. Each director who is not an officer receives an annual retainer of $50,000, a fee of $2,000 for each Board of Directors meeting attended, and a fee of $1,500 for each committee meeting attended. In addition, the Chairmen of the Audit Committee, the Compensation and Governance Committee, the Pension Investment Committee and the Finance Committee receive an annual retainer of $10,000, $7,500, $5,000 and $5,000, respectively. Non-employee directors may elect to receive their annual retainer in cash or shares of Common Stock.

The Directors' DIP permits a non-employee director to defer all or a portion of his compensation. Deferred amounts are deemed hypothetically invested as designated by the director in certain investment options we offer. The Directors' DIP has been in existence since 1994 and was amended in 1998 to add a deferred stock unit fund to the investment options available under the plan. Each deferred stock unit represents a hypothetical share of Common Stock and fluctuates in value with the market price of the stock. The portion of a director's deferral account that is invested in the deferred stock unit fund is increased by the number of deferred stock units that could be purchased with Common Stock dividends paid by Universal. In February 2010, we amended the Directors' DIP. We no longer offer the deferred stock unit fund as an investment option. Subject to certain restrictions, directors may elect at the time of deferral to take cash distributions, in whole or in part, from their deferral account either prior to or following termination of service. The Directors' DIP was further amended in December 2008 in order to maintain compliance with Section 409A of the Internal Revenue Code. The terms of the Directors' DIP as it pertained to any compensation earned prior to January 1, 2005, were frozen. The restated Directors' DIP applies solely with respect to amounts deferred on or after January 1, 2005.

Pursuant to the 2002 Executive Stock Plan, in fiscal year 2008 non-employee directors received annual restricted stock grants equating in value to $70,000. The Compensation and Governance Committee calculated restricted stock grants annually based on the daily, volume-weighted, average price of Common Stock for the period of June 1 to July 31, with the resulting share grant number rounded to the nearest 50. This process was followed to calculate the fiscal year 2008 annual restricted stock grants, and for all subsequent years until re-evaluated by the Compensation and Governance Committee on a periodic basis. Beginning with fiscal year 2011, the Compensation and Governance Committee decided to continue following this same process, but substituted restricted stock units for restricted stock. The change was made to improve administrative and tax efficiency. On August 5, 2014, each non-employee director was awarded 1,300 shares of restricted stock units.

As part of our overall program of charitable giving, we previously offered the directors the opportunity to participate in a Directors' Charitable Award Program, or the Charitable Program. The Charitable Program is funded by life insurance policies purchased by us on the directors. The directors derive no financial or tax benefits from the Charitable Program, because all insurance proceeds and charitable tax deductions accrue solely to us. We, however, will donate up to $1,000,000 in aggregate to one or more qualifying charitable organizations recommended by that director. We make donations in ten equal annual installments, with the first installment to be made at the later of the director's retirement from the Board of Directors or age 72; the remaining nine installments are paid annually, beginning immediately after the director's death. The Charitable Program was re-evaluated in fiscal years 2013 and 2014 and the Compensation and Governance Committee decided to terminate the Charitable Program for all new directors that joined the Board of Directors after 2008.

Each director is also eligible to participate in our matching gifts program in which our charitable foundation match directors' contributions to charities. The maximum amount that can be matched in any fiscal year of our foundation is $5,000 per director.

Non-Employee Director Stock Ownership Guidelines

The Compensation and Governance Committee adopted share ownership guidelines during fiscal year 2008 applicable to the non-employee directors. The guidelines became effective for fiscal year 2009, and are set at three times the annual cash retainer the directors receive. If the amount of the annual cash retainer changes in the future, the applicable share ownership requirement will automatically adjust proportionately with the change. Non-employee directors have three years to comply with the share ownership guidelines. For fiscal year 2015, the directors' annual cash retainer was $50,000, and therefore the revised guidelines require that each of our non-employee directors own no less than $150,000 worth of Common Stock. Only shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission's rules and regulations) by our non-employee directors, including the directors' restricted stock and restricted stock units are counted in determining compliance with the guidelines. All of our non-employee directors meet or exceed the stock ownership guidelines, except Mr. L. Freeman who was elected to the Board of Directors in August 2013. All of our non-employee directors also own shares held directly in their own name, except Mr. L. Freeman and Mrs. Cantor.

CERTAIN TRANSACTIONS

Our Board of Directors adopted a written related person transaction policy that governs the review, approval, or ratification of covered related person transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if:

•	the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;

•	the transaction is approved by the disinterested members of the Board of Directors; or

•	the transaction involves compensation approved by our Compensation and Governance Committee.

In the event our management determines to recommend a related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chairman of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chairman) approves only those related person transactions that are in, or are not inconsistent with, Universal Corporation's best interests and the best interests of our shareholders, as the Audit Committee (or the Chairman) determines in good faith.

For purposes of this policy, “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which Universal Corporation (or any of our subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect interest.

For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related person” is defined as:

•	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

There have been no transactions since the beginning of fiscal year 2015 between our directors or officers, either directly or indirectly, and us, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer, or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to us.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our executive compensation program is designed to incent and reward executives to contribute to the achievement of our business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to our success. The program is intended to align the interests of the named executive officers with those of shareholders, provide an appropriate and balanced mix of short-term and long-term compensation elements, and reward the achievement of performance measures that are directly related to our financial goals and the creation of shareholder value, without encouraging unnecessary and excessive risks.

The Compensation and Governance Committee believes that the amounts of fiscal year 2015 actual total compensation for the named executive officers are consistent with these objectives and the competitive market. Based on its review, the Compensation and Governance Committee believes total compensation for each of the named executive officers is reasonable and not excessive. The compensation of the named executive officers is described in the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative on pages 19 to 37 of this Proxy Statement. The “Compensation Discussion and Analysis” and the accompanying tables and narrative provide a comprehensive review of our executive compensation program and its elements, objectives and rationale. Shareholders are urged to read that disclosure before voting on this proposal.

For the reasons stated above, the Board of Directors is requesting approval of the following non-binding resolution:

“RESOLVED, that our shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2015 Summary Compensation Table, the other related tables and the accompanying narrative.”

The shareholder vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. However, the Board of Directors and the Compensation and Governance Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT INFORMATION

The four members of the Audit Committee are independent as that term is currently defined in the listing standards of the NYSE.

Fees of Independent Auditors

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended March 31, 2015 and 2014. The aggregate amounts of fees billed to us by Ernst & Young LLP for those years were as follows:

	Fiscal Year 2015	Fiscal Year 2014
	($)	($)

Audit Fees
Includes fees associated with the integrated audits of our financial statements and internal controls over financial reporting, review of our Annual Report on Form 10-K, reviews of our interim financial statements and Quarterly Reports on Form 10-Q, statutory audits, and other attestation services related to regulatory filings. Also includes procedures to support the issuance of a comfort letters related to actual and planned issuances of debt (2015 and 2014).	2,968,888	2,927,412
Audit-Related Fees
Includes fees for services that are reasonably related to the review of our financial statements that are not reported under the category “Audit Fees.” These services include employee benefit plan audits, procedures performed to certify financial information in certain governmental filings outside the United States, agreed-upon testing and validation procedures related to product costing information developed for one of the Company's operating regions, and post-implementation validation of financial and operating data related to a software database migration project (2014).	63,063	135,311
Tax Fees
Includes fees for corporate tax compliance, tax advice, and tax planning, and expatriate employee tax compliance.	129,639	104,823
All Other Fees
Includes fees for assistance in completing certain governmental filings in countries outside the United States. The Audit Committee has concluded that the services covered under this category are compatible with maintaining Ernst & Young LLP's independence with respect to Universal Corporation.	10,892	8,377

Pre-approval Policies and Procedures

We have written guidelines regarding the engagement of our independent auditors to perform services for us. All audit and non-audit services provided by an independent auditing firm (including its member accounting and law firms outside the United States) to us or any of our wholly-owned or majority-owned affiliates must be pre-approved by the Audit Committee. All audit and non-audit services listed above were pre-approved by the Audit Committee pursuant to the terms of our pre-approval policies and procedures.

A detailed report of all audit and non-audit services planned for the fiscal year is presented to the Audit Committee for its consideration, discussion, and approval. In addition, the Audit Committee pre-approves a spending account to pay the fees for unplanned audit and non-audit services that do not exceed specified dollar thresholds and are consistent in nature and scope with the planned services. The Chairman of the Audit Committee has pre-approval authority with respect to further additional services that exceed the dollar thresholds or are not consistent in nature or scope with the planned services. All services paid through the spending account or pre-approved by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for Universal Corporation's internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of Universal Corporation's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent auditor the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the audit committee concerning independence and discussed with the independent auditor its independence from Universal Corporation and management. Moreover, the Audit Committee has considered whether the independent auditor's provision of non-audit services to Universal Corporation is compatible with maintaining the auditor's independence.

In reliance on the reviews and discussions referred to above, the representation of management that the audited financial statements were prepared in accordance with generally accepted accounting principles and the report of the independent auditor to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Universal Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2015, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness, or presentation of the information contained in the audited financial statements.

Audit Committee

Eddie N. Moore, Jr., Chairman
John B. Adams, Jr.
Lennart R. Freeman
Robert C. Sledd

Richmond, Virginia
May 22, 2015

The Audit Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending March 31, 2016. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

Ernst & Young LLP's principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification by our by-laws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit Committee will consider whether to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the shareholders did not ratify the appointment or may select another nationally recognized accounting firm without resubmitting the matter to shareholders. Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2016.

PROPOSALS FOR 2016 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2016 Annual Meeting must cause such proposal to be delivered, in proper form, to our Secretary at the address provided on page 6 of this Proxy Statement no later than February 26, 2016, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. We anticipate holding the 2016 Annual Meeting on August 9, 2016.

Our Bylaws and Corporate Governance Guidelines also prescribe the procedure a shareholder must follow to nominate directors, and our Bylaws prescribe the procedure a shareholder must follow to bring other business, before shareholders' meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by our Secretary not less than 60 days and not more than 90 days prior to the date of the Annual Meeting. Based upon an anticipated date of August 9, 2016, for the 2016 Annual Meeting, we must receive such notice no later than June 10, 2016, and no earlier than May 11, 2016. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the Annual Meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of our Bylaws or Corporate Governance Guidelines, without charge, upon written request to our Secretary at the address provided on page 6 of this Proxy Statement. The Corporate Governance Guidelines can also be obtained, free of charge, by visiting the “Corporate Governance” section of our Internet website at http://investor.universalcorp.com/governance.cfm.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access to Proxy Materials and Annual Reports

This Proxy Statement and our fiscal year 2015 Annual Report are available under the “Investor - Financial Information” section of our Internet website at http://investor.universalcorp.com/financials.cfm. Paper copies of these documents may be requested by contacting Investor Relations at the address or phone number provided on page 5 of this Proxy Statement.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The Securities and Exchange Commission rules permit us to deliver a single Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. We will deliver promptly upon written or oral request a separate Proxy Statement and Annual Report to a shareholder at a shared address that only received a single set of such materials for this year. If a shareholder would prefer to receive his or her own copy of the Proxy Statement and Annual Report, he or she may request the materials by contacting our Secretary at the address or phone number provided on page 6 of this Proxy Statement.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

OUR 2015 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF OUR FISCAL YEAR 2015 ANNUAL REPORT (EXCLUDING EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE FISCAL YEAR 2015 ANNUAL REPORT CAN BE OBTAINED WITHOUT CHARGE BY CONTACTING US AT THE ADDRESS OR PHONE NUMBER PROVIDED ON PAGE 5 OF THIS PROXY STATEMENT OR BY VISITING OUR INTERNET WEBSITE AT http://investor.universalcorp.com/contactus.cfm.

By Order of the Board of Directors
Preston D. Wigner, Secretary

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

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( PHONE - 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 a.m. (ET) on August 3, 2015.
* MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

COMMON STOCK

The Board of Directors recommends a vote FOR the listed nominees:

1. Election of directors:	01 John B. Adams, Jr.	☐	Vote FOR	☐	Vote WITHHELD
	02 Diana F. Cantor		all nominees		from all nominees
	03 Robert C. Sledd		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors recommends a vote FOR the following proposals:

2. Approve a non-binding advisory resolution relating to the compensation of the named executive officers	☐ For	☐ Against	☐ Abstain
3. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016	☐ For	☐ Against	☐ Abstain

The undersigned hereby authorizes the Company's designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE PROXY HOLDERS' DISCRETION ON ALL OTHER MATTERS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

UNIVERSAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 4, 2015
2:00 p.m.
9201 Forest Hill Avenue
Stony Point II Building
Richmond, VA 23235

UNIVERSAL CORPORATION	proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Preston D. Wigner and David C. Moore, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Universal Corporation held by the undersigned on June 12, 2015, at the Annual Meeting of Shareholders to be held at 2:00 p.m. Eastern Time on August 4, 2015, and at any adjournments or postponements thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE VOTE BY INTERNET OR PHONE, OR DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE ON UNIVERSAL CORPORATION'S WEBSITE AT: HTTP://INVESTOR.UNIVERSALCORP.COM/PROXY.CFM.

See reverse for voting instructions.